                                                                  EXECUTION COPY

                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                           KTTI HOLDING COMPANY, INC.

                         KTTI ACQUISITION COMPANY, INC.

                                       and

                              THOUSAND TRAILS, INC.


                           Dated as of April 29, 2003

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                                TABLE OF CONTENTS

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                                                                                                               Page
                                                                                                               ----
ARTICLE I THE MERGER..............................................................................................1
     SECTION 1.01 The Merger......................................................................................1
     SECTION 1.02 Closing; Effective Time.........................................................................2
     SECTION 1.03 Effect of the Merger............................................................................2
     SECTION 1.04 Subsequent Actions..............................................................................2
     SECTION 1.05 Certificate of Incorporation and By-Laws........................................................2
     SECTION 1.06 Directors and Officers..........................................................................3

ARTICLE II EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT
   CORPORATIONS; PAYMENT FOR SHARES...............................................................................3
     SECTION 2.01 Effect on Capital Stock.........................................................................3
     SECTION 2.02 Payment for Company Common Stock and Company Stock Options
                          in the Merger...........................................................................5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................8
     SECTION 3.01 Organization and Qualification; Subsidiaries....................................................8
     SECTION 3.02 Certificate of Incorporation and By-Laws........................................................8
     SECTION 3.03 Capitalization..................................................................................9
     SECTION 3.04 Authority Relative to this Agreement...........................................................10
     SECTION 3.05 No Conflict; Required Filings and Consents.....................................................10
     SECTION 3.06 Permits; Compliance............................................................................11
     SECTION 3.07 SEC Filings; Financial Statements..............................................................12
     SECTION 3.08 Undisclosed Liabilities........................................................................13
     SECTION 3.09 Information Supplied...........................................................................13
     SECTION 3.10 Absence of Certain Changes or Events...........................................................13
     SECTION 3.11 Absence of Litigation..........................................................................15
     SECTION 3.12 Employee Benefit Matters.......................................................................15
     SECTION 3.13 Material Contracts.............................................................................17
     SECTION 3.14 Environmental Matters..........................................................................18
     SECTION 3.15 Title to Properties; Absence of Liens and Encumbrances.........................................19
     SECTION 3.16 Intellectual Property..........................................................................20
     SECTION 3.17 Taxes..........................................................................................22
     SECTION 3.18 Insurance......................................................................................23
     SECTION 3.19 Compliance with Applicable Laws................................................................24
     SECTION 3.20 Membership Contracts...........................................................................24
     SECTION 3.21 Stockholder Rights Agreement...................................................................24
     SECTION 3.22 Opinion of Financial Advisor...................................................................25
     SECTION 3.23 Brokers........................................................................................25
     SECTION 3.24 Employees......................................................................................25
     SECTION 3.25 Transactions with Affiliates...................................................................25

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER....................................................26
     SECTION 4.01 Organization and Qualification; Subsidiaries...................................................26
     SECTION 4.02 Ownership of Parent and Buyer; No Prior Activities.............................................26

                                       i
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
     SECTION 4.03 Authority Relative to this Agreement...........................................................26
     SECTION 4.04 No Conflict; Required Filings and Consents.....................................................26
     SECTION 4.05 Information Supplied...........................................................................27
     SECTION 4.06 Brokers........................................................................................27
     SECTION 4.07 Financing......................................................................................27

ARTICLE V CONDUCT OF BUSINESS PENDING THE MERGER.................................................................28
     SECTION 5.01 Conduct of Business by the Company Pending the Merger..........................................28
     SECTION 5.02 Notification of Certain Matters................................................................31
     SECTION 5.03 Employee Stock Purchase Plan...................................................................31

ARTICLE VI ADDITIONAL AGREEMENTS.................................................................................32
     SECTION 6.01 Preparation of Proxy Statement; Company Stockholders Meeting...................................32
     SECTION 6.02 Access to Information; Confidentiality.........................................................32
     SECTION 6.03 No Solicitation of Transactions................................................................33
     SECTION 6.04 Directors' and Officers' Indemnification and Insurance.........................................35
     SECTION 6.05 Further Action; Consents.......................................................................36
     SECTION 6.06 Public Announcements...........................................................................36
     SECTION 6.07 Financing......................................................................................36

ARTICLE VII CONDITIONS TO THE MERGER.............................................................................37
     SECTION 7.01 Conditions to the Obligations of Each Party....................................................37
     SECTION 7.02 Conditions to the Obligations of Parent and Buyer..............................................37
     SECTION 7.03 Conditions to the Obligations of the Company...................................................39

ARTICLE VIII TERMINATION, AMENDMENT, WAIVER AND EXPENSES.........................................................39
     SECTION 8.01 Termination....................................................................................39
     SECTION 8.02 Effect of Termination..........................................................................41
     SECTION 8.03 Fees and Expenses..............................................................................41

ARTICLE IX GENERAL PROVISIONS....................................................................................43
     SECTION 9.01 Non-Survival of Representations, Warranties and Agreements.....................................43
     SECTION 9.02 Notices........................................................................................43
     SECTION 9.03 Certain Definitions............................................................................44
     SECTION 9.04 Amendment......................................................................................48
     SECTION 9.05 Waiver.........................................................................................48
     SECTION 9.06 Severability...................................................................................48
     SECTION 9.07 Assignment; Binding Effect; Benefit............................................................49
     SECTION 9.08 Specific Performance...........................................................................49
     SECTION 9.09 Governing Law; Forum...........................................................................49
     SECTION 9.10 Headings.......................................................................................49
     SECTION 9.11 Counterparts...................................................................................49
     SECTION 9.12 Entire Agreement...............................................................................49
     SECTION 9.13 Waiver of Jury Trial...........................................................................49

EXHIBIT A         Form of Voting Agreement
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                                       ii

                            GLOSSARY OF DEFINED TERMS


                                                                                                Location of
Defined Term                                                                                     Definition
------------                                                                                     ----------
Acquisition Agreement...................................................................     Section 6.03(c)
Acquisition Proposal....................................................................     Section 6.03(b)
Acquisition Transaction.................................................................     Section 6.03(a)
Action..................................................................................     Section 3.11
Affiliate or affiliate..................................................................     Section 9.03(a)
Affiliated Group........................................................................     Section 3.17(e)
Agreement...............................................................................     Preamble
Appraisal Shares........................................................................     Section 2.01(d)
Asset Sale Proceeds.....................................................................     Section 9.03(b)
Business Combination....................................................................     Section 8.03(e)
business day............................................................................     Section 9.03(c)
Buyer...................................................................................     Preamble
Buyer Common Stock......................................................................     Section 2.01(c)
Buyer Material Adverse Effect...........................................................     Section 4.01
Certificate of Merger...................................................................     Section 1.02(b)
Certificate.............................................................................     Section 2.01(b)
Closing.................................................................................     Section 1.02(a)
Closing Date............................................................................     Section 1.02(a)
Code....................................................................................     Section 2.02(h)
Commitment Letters......................................................................     Section 4.07
Company.................................................................................     Preamble
Company Balance Sheet...................................................................     Section 3.07(b)
Company Board...........................................................................     Recitals
Company By-Laws.........................................................................     Section 3.02
Company Capital Stock...................................................................     Section 3.03(a)
Company Charter.........................................................................     Section 3.02
Company Common Stock....................................................................     Recitals
Company Disclosure Schedule.............................................................     Section 9.12
Company Intellectual Property...........................................................     Section 3.16(b)
Company Material Contracts..............................................................     Section 3.13(a)
Company Option Plans....................................................................     Section 2.01(e)
Company Permits.........................................................................     Section 3.06(a)
Company Preferred Stock.................................................................     Section 3.03(a)
Company SEC Reports.....................................................................     Section 3.07(a)
Company Stock Options...................................................................     Section 2.01(e)
Company Stockholders....................................................................     Recitals
Company Stockholder Approval............................................................     Section 3.04(a)
Company Stockholders Meeting............................................................     Section 6.01(b)
Company Subsidiary......................................................................     Section 9.03(d)
Company Transaction Expenses............................................................     Section 3.23(b)
Confidentiality Agreement...............................................................     Section 6.02
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                                      iii
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
Consent.................................................................................     Section 3.05(b)
Contract................................................................................     Section 3.06(b)
control.................................................................................     Section 9.03(e)
Debt Commitment Letters.................................................................     Section 4.07
DGCL....................................................................................     Section 1.01
Effective Time..........................................................................     Section 1.02(b)
Employee Benefit Plan...................................................................     Section 9.03(f)
Employee Pension Benefit Plan...........................................................     Section 9.03(g)
Employee Welfare Benefit Plan...........................................................     Section 9.03(h)
Environmental Laws......................................................................     Section 9.03(i)
Environmental Permits...................................................................     Section 3.14
ERISA...................................................................................     Section 3.12(a)
Equity Commitment Letter................................................................     Section 4.07
Exchange Act............................................................................     Section 3.07
Expenses................................................................................     Section 8.03(a)
Fiduciary...............................................................................     Section 9.03(j)
Filed Company SEC Documents.............................................................     Section 3.10
Financing...............................................................................     Section 4.07
Foothill................................................................................     Section 3.15(b)
Foothill Policies.......................................................................     Section 3.15(b)
Governmental Entity.....................................................................     Section 2.02(g)
Hazardous Substances....................................................................     Section 9.03(k)
HSR Act.................................................................................     Section 3.05(b)
Insurance Policies......................................................................     Section 3.18
Intellectual Property...................................................................     Section 9.03(l)
Judgment................................................................................     Section 3.05(a)
Key Employees...........................................................................     Section 3.10(f)
knowledge...............................................................................     Section 9.03(m)
Law.....................................................................................     Section 1.02(b)
Liability...............................................................................     Section 9.03(n)
Licensed Intellectual Property..........................................................     Section 3.16(c)
Liens...................................................................................     Section 3.01(b)
Material Adverse Effect.................................................................     Section 9.03(o)
Maximum Premium.........................................................................     Section 6.04(b)
Membership Contracts....................................................................     Section 9.03(p)
Merger..................................................................................     Recitals
Merger Consideration....................................................................     Section 2.01(b)
Multiemployer Plan......................................................................     Section 9.03(q)
Option Agreement........................................................................     Section 2.02(c)
Option Consideration....................................................................     Section 2.01(e)
Order...................................................................................     Section 7.01(b)
Parent..................................................................................     Preamble
Paying Agent............................................................................     Section 2.02(a)
Payment Fund............................................................................     Section 2.02(a)
PBGC....................................................................................     Section 9.03(r)
Person or person........................................................................     Section 9.03(s)

                                       iv

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
Principal Stockholders..................................................................     Recitals
Prohibited Transaction..................................................................     Section 9.03(t)
Proxy Statement.........................................................................     Section 3.05(b)
Real Property...........................................................................     Section 3.15(b)
SEC.....................................................................................     Section 3.05(b)
Securities Act..........................................................................     Section 3.07(a)
Stock Purchase Plan.....................................................................     Section 5.03
Subsequent Adverse Determination........................................................     Section 6.03(c)
subsidiary or subsidiaries..............................................................     Section 9.03(u)
Superior Proposal.......................................................................     Section 6.03(b)
Surviving Corporation...................................................................     Section 1.01
Tax or Taxes............................................................................     Section 9.03(v)
Tax Return..............................................................................     Section 9.03(w)
Transactions............................................................................     Recitals
Trademarks..............................................................................     Section 9.03(x)
Union Bank Loan Agreement...............................................................     Section 5.01(b)
U.S. GAAP...............................................................................     Section 3.07(b)
Voting Agreements.......................................................................     Recitals
Voting Company Debt.....................................................................     Section 3.03(c)
Working Capital Adjustment Amount.......................................................     Section 9.03(y)
Working Capital Amount..................................................................     Section 9.03(z)

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER dated as of April 29, 2003 (this "Agreement") is by and among KTTI HOLDING COMPANY, INC., a Delaware corporation ("Parent"), KTTI ACQUISITION COMPANY, INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Buyer"), and THOUSAND TRAILS, INC., a Delaware corporation (the "Company"). All terms not otherwise defined herein have the meanings ascribed to them in Section 9.03 hereof.

         WHEREAS, the board of directors of the Company (the "Company Board"), subject to the terms and conditions set forth herein, has unanimously (i) determined that the merger (the "Merger") of Buyer with and into the Company is advisable and in the best interests of the Company and its stockholders (the "Company Stockholders"), (ii) approved and adopted this Agreement, the Merger and the other transactions contemplated hereby to which the Company is a party, and (iii) recommended approval and adoption by the Company Stockholders of this Agreement and the other transactions contemplated hereby to which the Company is a party;

         WHEREAS, the boards of directors of Parent and Buyer have unanimously approved this Agreement and the other transactions contemplated hereby to which Parent or Buyer, as the case may be, is a party;

         WHEREAS, Parent, Buyer and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

         WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent and Buyer entering into this Agreement, each of Carl Marks Strategic Investments, L.P., William J. Shaw and the William J. Shaw Family Partnership, L.P. (collectively, the "Principal Stockholders") has entered into a voting agreement, dated as of the date hereof and substantially in the form attached hereto as Exhibit A (collectively, the "Voting Agreements"), pursuant to which, among other things, each of the Principal Stockholders has agreed to vote any shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") owned by such Principal Stockholders in favor of the approval and adoption of this Agreement and the other transactions contemplated hereby (collectively, the "Transactions").

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

         SECTION 1.01 The Merger. Upon the terms of this Agreement and subject to the conditions set forth in Article VII, and in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined below), Buyer will be merged with and into the Company. As a result of the Merger, the separate corporate existence of Buyer will cease and the Company will continue as the surviving corporation of the Merger (the "Surviving Corporation") and will continue to be governed by the laws of the State of Delaware.

         SECTION 1.02 Closing; Effective Time.

                  (a) The closing of the Merger (the "Closing") will take place
(i) at 10:00 a.m. (local time) at Ropes & Gray, One International Place, Boston, Massachusetts as soon as practicable, but in any event within three (3) business days after the day on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) are fulfilled or waived in accordance with this Agreement or (ii) at such other place and time or on such other date as Buyer and the Company may agree in writing (the "Closing Date").

                  (b) At the Closing, the Company and Buyer will cause a certificate of merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL and make all other filings or recordings required by applicable statute, law (including common law), legislation, interpretation, ordinance, rule or regulation, domestic or foreign (collectively, the "Law") in connection with the Merger. The Merger will become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger (the "Effective Time").

         SECTION 1.03 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement, the Certificate of Merger and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Buyer will vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Buyer will become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.04 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either the Company or Buyer or which are to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation are authorized to execute and deliver, in the name and on behalf of each of the Company and Buyer, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Company and Buyer or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

         SECTION 1.05 Certificate of Incorporation and By-Laws.

                  (a) At the Effective Time, the Company Charter will, by virtue of the Merger, be amended and restated to be identical to the certificate of incorporation of Buyer, as in effect immediately prior to the Effective Time, except that Article I will state that the name of the Company is Thousand Trails, Inc.

                  (b) At the Effective Time, the Company By-Laws will, by virtue of the Merger, be amended and restated to be identical to the by-laws of Buyer, as in effect immediately prior to the Effective Time, except that such by-laws, as so amended and restated, will state that the name of the Company is Thousand Trails, Inc.

         SECTION 1.06 Directors and Officers. The directors of Buyer immediately prior to the Effective Time will be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II
 EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; PAYMENT FOR SHARES

         SECTION 2.01 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Buyer:

                  (a) Cancellation of Treasury Stock and Buyer-Owned Stock. Each share of Company Common Stock that is owned by the Company as treasury stock or is owned by Parent or Buyer will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and no other consideration will be delivered or deliverable in exchange therefor.

                  (b) Conversion of Company Common Stock. Except as otherwise set forth in Sections 2.01(a) and 2.01(d), each issued share of Company Common Stock (including shares held in employee stock accounts under the Stock Purchase Plan at the Effective Time) will be converted into the right to receive $14.50 minus the Working Capital Adjustment Amount, if any, in cash, subject to adjustment for any stock split, stock dividend or combination of stock that may occur from the date hereof and prior to the Effective Time. The cash payable upon the conversion of each share of Company Common Stock pursuant to this
Section 2.01(b) is referred to as the "Merger Consideration." As of the Effective Time, all such shares of Company Common Stock will automatically be canceled and will cease to exist, and each holder of a certificate ("Certificate") representing any such shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive Merger Consideration upon surrender of such certificate in accordance with Section 2.02(b), without interest.

                  (c) Capital Stock of Buyer. Each issued and outstanding share of common stock, par value $.01 per share, of Buyer ("Buyer Common Stock") will be converted into and become one fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation and all such shares together will constitute the only outstanding shares of capital stock of the Surviving Corporation.

                  (d) Appraisal Rights. Notwithstanding any provisions of this Agreement to the contrary, shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by any Person who has not voted such shares of Company Common Stock in favor of the Merger, who has delivered a written demand for appraisal of such shares of Company Common Stock in the manner provided by the DGCL and who, as of the Effective Time, has not effectively withdrawn or lost such right to appraisal (the "Appraisal Shares") will not be converted into a right to receive the Merger Consideration. The holders thereof will be entitled only to such rights as are granted by Section 262 of the DGCL. Each holder of Appraisal Shares who becomes entitled to payment for such shares of Company Common Stock pursuant to
Section 262 of the DGCL will receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that (i) if any such holder of Appraisal Shares fails to establish its entitlement to appraisal rights as provided in Section 262 of the DGCL, (ii) if any such holder of Appraisal Shares effectively withdraws its demand for appraisal of such shares of Company Common Stock or loses its right to appraisal and payment for its shares of Company Common Stock under Section 262 of the DGCL, or (iii) if neither any holder of Appraisal Shares nor the Surviving Corporation files a petition demanding a determination of the value of all Appraisal Shares within the time provided in Section 262 of the DGCL, such holder will forfeit the right to appraisal of such shares of Company Common Stock and each such share of Company Common Stock will be treated as if such share of Company Common Stock had been converted, as of the Effective Time, into a right to receive the Merger Consideration, without interest thereon, from the Surviving Corporation as provided in Section 2.01(b). The Company will give Parent prompt notice of any demands received by the Company for appraisal of Company Common Stock, and, until the Effective Time, Buyer will have the right to participate in all negotiations and proceedings with respect to such demands. The Company will not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

                  (e) Company Stock Options. As part of the Transactions, the Company and the Surviving Corporation will cause any outstanding options to purchase Company Common Stock (the "Company Stock Options") granted pursuant to the Company's 1991 Employee Stock Incentive Plan, 1993 Stock Option and Restricted Stock Purchase Plan, 1993 Director Stock Option Plan, 1999 Stock Option and Restricted Stock Purchase Plan, 2001 Stock Option and Restricted Stock Purchase Plan and the Stock Option Agreement dated as of August 1, 1996 between the Company and William J. Shaw (collectively the "Company Option Plans") to be treated as follows:

                  (i) At the Effective Time, all then outstanding Company Stock Options will be canceled and in lieu thereof, each holder of a Company Stock Option will be entitled to receive from the Surviving Corporation, an amount in cash (if any) equal to the product of (i) the excess, if any, of the per share Merger Consideration over the per share exercise price of such Company Stock Option, and (ii) the number of shares of Company Common Stock subject to such Company Stock Option as of the Effective Time, without interest, whether or not such Company Stock Option is then vested (the "Option Consideration").

                  (ii) The Company will use its commercially reasonable efforts to obtain all necessary consents, waivers or releases from holders of Company Stock Options and will take such action as may be reasonably necessary to give effect to, and accomplish, the transactions contemplated by this Section 2.01(e), including without limitation obtaining an executed agreement from each holder of Company Stock Options confirming such holder's agreement to the foregoing treatment of such holder's Company Stock Options.

                  (iii) In accordance with Section 2.02(h), the Surviving Corporation will be entitled to deduct and withhold from the Option Consideration otherwise payable to any holder of Company Stock Options such amount that the Company is required to deduct and withhold with respect to the making of such payment under the Code, the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax Law. The Company will promptly pay or cause to be paid any amounts withheld pursuant to this Section 2.01(e) for applicable foreign, federal, state and local taxes to the appropriate Governmental Entity on behalf of such holders of Company Stock Options.

                  (iv) Except as otherwise provided herein or agreed to by the parties, the Company Option Plans will terminate effective as of the Effective Time and the Company will use its best efforts to cause the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Company Subsidiary to be canceled as of the Effective Time.

         SECTION 2.02 Payment for Company Common Stock and Company Stock Options in the Merger.

                  (a) Paying Agent. Prior to the Effective Time, Parent will select a bank or trust company in the United States, reasonably acceptable to the Company, to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration upon surrender of certificates formerly representing Company Common Stock and, at the option of the Surviving Corporation, of the Option Consideration. Parent shall provide to the Paying Agent at the Effective Time cash necessary to pay for the shares of Company Common Stock, and, if the Surviving Corporation elects to use the Paying Agent for such payments, for the Company Stock Options converted into the right to receive cash, pursuant to
Section 2.01 (such cash being herein referred to as the "Payment Fund"). The Payment Fund will not be used for any purpose except as expressly provided in this Agreement. The Paying Agent will invest the Payment Fund, as directed by the Surviving Corporation on a daily basis, provided such investments shall be limited to direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated A-1 or P-1 by Moody's Investors Service, Inc. or Standard & Poor's Rating Group, respectively, or certificates of deposit issued by a commercial bank having at least $25,000,000,000 in assets. Any net profit resulting from, or interest or income produced by, such investments will be paid to the Surviving Corporation.

                  (b) Payment Procedures for Company Common Stock. Promptly after the Effective Time and in any event within five (5) business days thereof, the Surviving Corporation or Parent will cause the Paying Agent to mail to each holder of record of a Certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock, whose shares were converted into the right to receive Merger Consideration pursuant to

Section 2.01, (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Paying Agent, will contain provisions consistent with this Section 2.02(b) and will be in such form and have such other provisions as Buyer may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by Buyer and the Paying Agent, the holder of such Certificate will be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock previously represented by such Certificate were converted pursuant to Section 2.01, and the Certificate so surrendered will immediately thereafter be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate is properly endorsed or otherwise is in proper form for transfer and the Person requesting such payment pays any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establishes to the satisfaction of Buyer that such tax has been paid or is not applicable. If any holder of shares of Company Common Stock is unable to surrender such holder's Certificates because such Certificates have been lost, mutilated or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to the Surviving Corporation or Parent.

                  (c) Procedures for Company Stock Options. Promptly after the Effective Time and in any event within five (5) business days thereof, the Surviving Corporation or Parent will or will cause the Paying Agent to mail to each holder of an option agreement ("Option Agreement") that immediately prior to the Effective Time represented Company Stock Options, whose Company Stock Options were converted into the right to receive Option Consideration pursuant to Sections 2.01(e), appropriate materials and instructions for use in effecting the surrender of such Option Agreement in exchange for Option Consideration. Upon surrender of an Option Agreement to the Paying Agent or the Surviving Corporation, as the case may be, together with such other documents as may reasonably be required by the Paying Agent or the Surviving Corporation, the holder of such Option Agreement will be entitled to receive in exchange therefor the amount of cash into which the Company Stock Options previously represented by such Option Agreement have been converted pursuant to Section 2.01(e). If any holder of Company Stock Options is unable to surrender such holder's Option Agreement because such Option Agreement has been lost, mutilated or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to the Surviving Corporation.

                  (d) No Further Transfers of Company Common Stock or Exercises of Company Stock Options. After the Effective Time there will be no further registration on the stock transfer books of the Surviving Corporation (i) of transfers of shares of Company Common Stock or (ii) of the exercise of Company Stock Options that were outstanding immediately prior to the Effective Time.

                  (e) Payment Fund for Appraisal Shares. Any portion of the Payment Fund made available to the Paying Agent pursuant to Section 2.02(a) to pay for shares of Company

Common Stock that are Appraisal Shares will be returned to the Surviving Corporation upon demand.

                  (f) Termination of Payment Fund. Any portion of the Payment Fund that remains undistributed to the holders of Company Common Stock or Company Stock Options six months after the Effective Time will be delivered to the Surviving Corporation, upon demand, and any holder of Company Common Stock or Company Stock Options who has not previously complied with this Article II will thereafter look only to the Surviving Corporation for payment of its claim for Merger Consideration or Option Consideration as the case may be, without interest.

                  (g) No Liability. None of Buyer, the Company, the Surviving Corporation or the Paying Agent, nor any of their respective officers, directors, employees, agents or counsel, will be liable to any Person in respect of any cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Option Agreement has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration or Option Consideration in respect of such Certificate or Option Agreement, as the case may be, would otherwise escheat to or become the property of any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each, a "Governmental Entity")), any such Merger Consideration or Option Consideration in respect of such Certificate or Company Stock Option will, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

                  (h) Withholdings. The Company, the Surviving Corporation or the Paying Agent, as applicable, will deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock or Company Stock Options such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any other Law. To the extent that amounts are so withheld by the Company, the Surviving Corporation or the Paying Agent, as the case may be, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the applicable holder of the shares of Company Common Stock or Company Stock Options.

                  (i) Adjustments to Prevent Dilution. In the event that prior to the Effective Time, as a result of a reclassification, stock split (including a reverse split), or stock dividend or stock distribution, made on a pro rata basis to all holders of any class of stock of the Company, there is a change in the number of shares of Company Common Stock outstanding or issuable upon the conversion, exchange or exercise of securities or rights convertible or exchangeable into or exercisable for shares of Company Common Stock then the Merger Consideration and Option Consideration will each be equitably adjusted to eliminate the effects of such event.

                  (j) Payments at Closing. Buyer will cause the Paying Agent to pay, immediately following the Effective Time (or as soon thereafter as is practicable), to each Company Stockholder by wire transfer of immediately available funds the Merger Consideration and Option Consideration (subject to any applicable withholding taxes) payable pursuant to Section 2.01 to such Company Stockholder if such Company Stockholder (i) together with its

Affiliates owns greater than 5% of the aggregate issued and outstanding Company Common Stock (calculated on a fully-diluted basis assuming the exercise or conversion of all outstanding Company Stock Options) or is a director or executive officer of the Company, and (ii) has delivered to the Paying Agent properly executed letters of transmittal (in the form required by this Section 2.02), wire transfer instructions and the Certificates or other certificates representing such Company Stockholder's Company Common Stock and Company Stock Options together with such other documents as may reasonably be required by the Buyer or the Paying Agent. No later than two (2) business days prior to the Closing Date, Buyer will deliver to the Company a sufficient number of copies of the letter of transmittal (in the form required by Section 2.02) and such other documents (or requests for documents) required by Buyer or the Paying Agent so as to permit each applicable Company Stockholder to exercise its right to payment at Closing as provided in this Section 2.02(j).

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Buyer that:

         SECTION 3.01 Organization and Qualification; Subsidiaries.

                  (a) The Company and each Company Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite corporate or other entity power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except for such governmental approvals the failure of which to obtain would not have, individually or in the aggregate, a Material Adverse Effect. Each of the Company and the Company Subsidiaries is duly qualified or licensed as a foreign corporation or organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except as would not have, individually or in the aggregate, a Material Adverse Effect.

                  (b) Section 3.01(b) of the Company Disclosure Schedule lists each Company Subsidiary and its jurisdiction of organization. All of the outstanding shares of capital stock of each Company Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and, except as set forth in Section 3.01(b) of the Company Disclosure Schedule, are owned by the Company, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for its interests in the Company Subsidiaries and except for the ownership of interests set forth in Section 3.01(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, or have any outstanding contractual obligation to acquire, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any corporation, partnership, joint venture or other business association or entity.

         SECTION 3.02 Certificate of Incorporation and By-Laws. The Company has heretofore provided to Buyer a complete and correct copy of the Company's certificate of incorporation, as amended to date (the "Company Charter") and the Company's by-laws, as amended to date (the

"Company By-Laws"). The Company Charter and Company By-Laws are in full force and effect. The Company is not in violation of any of the provisions of the Company Charter or the Company By-Laws. The Company has provided to Buyer complete copies of the certificate of incorporation, by-laws or other organizational documents of each Company Subsidiary and no Company Subsidiary is in material violation of such documents.

         SECTION 3.03 Capitalization.

                  (a) The authorized capital stock of the Company consists of
(i) 15,000,000 shares of Company Common Stock and (ii) 1,500,000 shares of preferred stock, par value $.01 per share (the "Company Preferred Stock" and collectively with the Company Common Stock, the "Company Capital Stock"). At the close of business on April 9, 2003 (i) 6,973,943 shares of Company Common Stock were issued and outstanding (including shares held in the employee stock accounts under the Stock Purchase Plan), (ii) no shares of the Company Preferred Stock were issued and outstanding, (iii) 1,500,452 shares of Company Common Stock were held in the Company's treasury, (iv) no shares of Company Preferred Stock were held in the Company's treasury, and (v) 1,200,368 shares of Company Common Stock were subject to Company Stock Options granted pursuant to the Company Option Plans. Except as set forth above, at the close of business on April 9, 2003 no shares of Company Capital Stock or other securities of the Company were issued, reserved for issuance or outstanding.

                  (b) All outstanding shares of Company Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter, the Company By-Laws or any Contract to which the Company is a party or otherwise bound.

                  (c) There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company capital stock may vote ("Voting Company Debt").

                  (d) Except as set forth in Section 3.03(a) above or pursuant to the Stock Purchase Plan, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound
(i) obligating the Company or any Company Subsidiary to issue or sell, or cause to be issued or sold, additional shares of capital stock or other equity interests in, or any security convertible or exchangeable into, or exercisable for, any capital stock of or other equity interest in, the Company or of any Company Subsidiary or any Voting Company Debt, or (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, right, security, stock appreciation right, stock-based performance unit, commitment, Contract, arrangement or undertaking. Section 3.03(d) of the Company Disclosure Schedule sets forth the total number of outstanding Company Stock Options as of April 9, 2003 and the exercise prices thereof. The Company has provided Buyer with a schedule of all of such

Company Stock Options, as of such date, including the relevant vesting times, exercise prices and exercise periods, and copies of all Company Option Plans and forms of option agreements granted thereunder.

                  (e) Except as set forth in Section 3.03(e) of the Company Disclosure Schedule or in the Filed Company SEC Documents, there are not any outstanding contractual obligations of the Company or of any Company Subsidiary, contingent or otherwise, to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary. Except as set forth in Section 3.03(e) of the Company Disclosure Schedule, there are no issued and outstanding shares of Company Capital Stock that are subject to a repurchase or redemption right in favor of the Company.

                  (f) Each holder of a Company Stock Option that, by its terms, is not cancelable in the Merger in exchange for the Option Consideration has executed an agreement in accordance with Section 2.01(e) of this Agreement to exchange immediately prior to the Effective Time such holder's Company Stock Options with the Company for an amount in cash, without interest, equal to the Option Consideration therefor.

         SECTION 3.04 Authority Relative to this Agreement.

                  (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval of this Agreement by the holders of not less than a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval"), with respect to the Merger, to consummate the Transactions. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Stockholder Approval. The Company has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation (subject to the Company Stockholder Approval with respect to the Merger), enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally or by general equitable or fiduciary principles.

                  (b) At a meeting duly called and held on April 29, 2003, the Company Board unanimously adopted resolutions in accordance with the DGCL (i) approving, authorizing and adopting this Agreement, the Merger (including to the extent required by Section 203 of the DGCL in order that the consummation of the Transactions is not limited or restricted by such Law) and the other Transactions to which the Company is a party, (ii) determining that the Merger is advisable and in the best interests of the Company and the Company Stockholders, and (iii) recommending that the Company Stockholders approve this Agreement and directing that this Agreement and the Merger be submitted for consideration by the Company Stockholders at the Company Stockholders Meeting.

         SECTION 3.05 No Conflict; Required Filings and Consents.

                  (a) Except as set forth in Section 3.05(a) of the Company Disclosure Schedule, the execution and delivery by the Company of this Agreement does not, and the consummation of the Transactions and compliance with the terms hereof will not, result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-Laws or the comparable charter, by-law or other organizational documents of any Company Subsidiary,
(ii) any Company Material Contract or Employee Benefit Plan, or (iii) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order, injunction or decree, domestic or foreign ("Judgment"), or Law, applicable to the Company or any Company Subsidiary or their respective properties or assets, except in the case of clauses (ii) and (iii) above, as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (b) Except as set forth in Section 3.05(b) of the Company Disclosure Schedule, no consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, any Governmental Entity or third party is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) if required, compliance with and filing of a pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the approval of this Agreement by the Company Stockholders (the "Proxy Statement") and such other related filings, statements, reports or documents as may be required, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) compliance with and filings under the Laws governing liquor licenses and collection agency licenses, (v) compliance with and filings under the Laws of any foreign jurisdictions, if and to the extent required, (vi) such approvals and other consents as may be required in connection with the Financing, (vii) such other items that, individually and in the aggregate, would not and would not reasonably be expected to have a Material Adverse Effect.

         SECTION 3.06 Permits; Compliance.

                  (a) The Company and each Company Subsidiary has all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except for those the failure of which to have would not, individually or in the aggregate, result in a Material Adverse Effect. Except as disclosed in Section 3.06(a) of the Company Disclosure Schedule or in the Filed Company SEC Documents, no suspension or cancellation of any of the Company Permits is pending or, to the best of the Company's knowledge, threatened and neither the Company nor any Company Subsidiary has received any written notices of violations with respect to any Company Permit that remains uncured.

                  (b) Except as disclosed in Section 3.06(b) of the Company Disclosure Schedule or in the Filed Company SEC Documents or except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and each Company Subsidiary is in compliance with each Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, and (ii) neither the Company nor any Company Subsidiary is in breach of, or in default or violation under (A) any contract, lease, license, indenture, note, bond, mortgage, agreement or other instrument or obligation ("Contract") to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound or affected, or (B) any Company Permits.

         SECTION 3.07 SEC Filings; Financial Statements.

                  (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since June 30, 1998, including (i) all Annual Reports on Form 10-K, (ii) all Quarterly Reports on Form 10-Q, (iii) all proxy statements relating to meetings of stockholders (whether annual or special), (iv) all Reports on Form 8-K, (v) all other reports or registration statements, and (vi) all amendments, exhibits and supplements to all such reports and registration statements (collectively, the "Company SEC Reports"). The Company SEC Reports, including all forms, reports and documents to be filed by the Company with the SEC after the date hereof and prior to the Effective Time, (i) were and, in the case of Company SEC Reports filed after the date hereof, will be prepared in all material respects in accordance with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the published rules and regulations of the SEC thereunder, and (ii) did not as of the time they were filed, and in the case of such forms, reports and documents filed by the Company with the SEC after the date of this Agreement, will not as of the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were and will be made, not misleading. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act. As of the date hereof, there is no unresolved violation of the Exchange Act or the published rules and regulations of the SEC asserted by the SEC with respect to the Company SEC Reports.

                  (b) Each of the consolidated financial statements (including any notes thereto) contained in the Company SEC Reports was prepared in accordance with the rules and regulations of the SEC and United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and each presented fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and the consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not been and are not expected to be material, individually or in the aggregate). The balance sheet of the Company contained in the Company SEC Reports as of June 30, 2002 is hereinafter referred to as the "Company Balance Sheet."

         SECTION 3.08 Undisclosed Liabilities. Except (i) for Liabilities in the amounts set forth on the face of the Company Balance Sheet (or in the notes thereto) or in the Filed Company SEC Documents, or (ii) as set forth in Section
3.08 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has outstanding any Liability, except for (i) Liabilities which have been incurred in the ordinary course of business, consistent with past practice,
(ii) Liabilities incurred under any Contract identified on the Company Disclosure Schedule or in the Filed Company SEC Documents resulting from the performance by the Company or any Company Subsidiary of such Contract (but excluding any Liability resulting from any breach, default or violation of such Contract), and (iii) other Liabilities (including those resulting from a breach, default or violation of a Contract), in each case which, individually and in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

         SECTION 3.09 Information Supplied. The Proxy Statement (i) will not, at the date it is first mailed to the Company Stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied in writing by Parent or Buyer specifically for inclusion or incorporation by reference therein.

         SECTION 3.10 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed since June 30, 2001 and publicly available on the SEC's EDGAR database prior to the date of this Agreement (the "Filed Company SEC Documents") or in Section 3.10 of the Company Disclosure Schedule, from the date of the Company Balance Sheet, the Company has conducted its business only in the ordinary course consistent with past practice, and during such period there has not been:

                  (a) any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

                  (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Capital Stock or any repurchase or redemption for value by the Company of any Company Capital Stock;

                  (c) any split, combination or reclassification of any Company Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock;

                  (d) any issuance by the Company or any Company Subsidiary of any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities, except for the issuance of any shares of Company Common Stock pursuant to the exercise of any stock options outstanding on the date hereof pursuant to the Company Option Plans or the Stock Purchase Plan;

                  (e) any increase in indebtedness for borrowed money or issuance of any notes, bonds or other debt securities, other than indebtedness incurred under the Union Bank Loan Agreement in the ordinary course of business consistent with past practice;

                  (f) (i) any grant by the Company or any Company Subsidiary to any current or former director, officer or employee of the Company or any Company Subsidiary of any increase in their compensation, except to the extent required under employment agreements in effect as of the date of the Company Balance Sheet or disclosed in the Filed Company SEC Documents, or except with respect to employees (other than directors, officers or key employees identified as such in Section 3.10 of the Company Disclosure Schedule (the "Key Employees")) in the ordinary course of business consistent with past practice and except for Company Stock Options that are reflected as outstanding in clause
(v) of Section 3.03(a), (ii) any grant by the Company or any Company Subsidiary to any current or former director, officer or employee of any increase in severance or termination pay, except as was required under any employment, severance or termination policy, practice or agreements in effect as of the date of the Company Balance Sheet or disclosed in the Filed Company SEC Documents or
(iii) any entry by the Company or any Company Subsidiary into, or any amendment of, any employment, severance or termination agreement with any such director, officer or employee, except for such agreements or amendments with employees (other than directors, officers or Key Employees) that were entered into in the ordinary course of business consistent with past practice;

                  (g) any termination of employment or departure of any officer or other Key Employee of the Company or any Company Subsidiary, other than such terminations or departures as do not, individually or in the aggregate, materially disrupt the operation of the business of the Company and the Company Subsidiaries.

                  (h) any entry by the Company or any Company Subsidiary into any commitment or transaction material to the Company and the Company Subsidiaries taken as a whole, except for commitments or transactions entered into prior to the date hereof in the ordinary course of business consistent with past practice or after the date hereof in accordance with Section 5.01;

                  (i) any material revaluation by the Company of any material asset (including any writing off of notes or accounts receivable) in excess of the amounts reserved therefor on the Company Balance Sheet;

                  (j) any change in accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in U.S. GAAP;

                  (k) any material elections with respect to Taxes by the Company or any Company Subsidiary or settlement or compromise by the Company or any Company Subsidiary of any material Tax Liability or refund; or

                  (l) any agreement by the Company or any Company Subsidiary to take any action described in this Section 3.10 except as expressly contemplated by this Agreement;

         SECTION 3.11 Absence of Litigation. Except as specifically disclosed in the Filed Company SEC Documents or in Section 3.11 of the Company Disclosure Schedule or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) there is no litigation, suit, claim, action, proceeding or investigation (an "Action") pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, before any court, arbitrator or Governmental Entity, domestic or foreign, and (ii) there is no Judgment, consent decree or other Order outstanding against the Company or any Company Subsidiary.

         SECTION 3.12 Employee Benefit Matters.

                  (a) Section 3.12(a) of the Company Disclosure Schedule lists each Employee Benefit Plan, other than those set forth in Section 3.13(a)(ii) of the Company Disclosure Schedule. The Company has delivered or made available to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service for each Employee Pension Benefit Plan or Welfare Benefit Plan trust, the Form 5500 Annual Reports and Form 990 Annual Reports that were filed for the last year, all related trust agreements, insurance contracts (including the stop loss policy and the fiduciary policy that covers activities related to the VEBA), and other funding agreements which implement each such Employee Benefit Plan, and, to the best of the Company's knowledge, other than as required by Law, no promise or commitment to amend or improve any Employee Benefit Plan for the benefit of any current or former director, officer, or employee of the Company or any Company Subsidiary which is not reflected in the documentation provided to Buyer has been made.

                  (i) Each Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), the Code, and other applicable Laws, except where failure to do so would not have a Material Adverse Effect.

                  (ii) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-l's, and Summary Plan Descriptions) have been timely and appropriately filed or distributed with respect to each Employee Benefit Plan, except where the failure to do so has not had and would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (iii) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid or accrued with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                  (iv) Each Employee Benefit Plan which is an Employee Pension Benefit Plan intended to be qualified under Code Section 401(a) has received a favorable determination letter from the IRS as to its qualification and, to the best of the Company's knowledge, has been operated in all material respects in accordance with the terms of such plan and the Code.

                  (v) All premiums or other payments for all periods ending on or before the Closing Date have been paid or accrued with respect to each Employee Benefit Plan which is an Employee Welfare Benefit Plan. Each trust holding assets used to fund an Employee Welfare Benefit Plan that is intended to be tax-exempt under Code Section 501(c)(9) has received an IRS opinion letter confirming its tax exemption and, to the best of the Company's knowledge, has been administered in all material respects in accordance with the terms of such trust and plan and the Code. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan subject to such Part, except where failure to do so would not have a Material Adverse Effect.

                  (b) No Employee Pension Benefit Plan is or ever has been subject to Title IV of ERISA and none of the Company or any Company Subsidiary has incurred or has any reason to expect that any of the Company or the Company Subsidiaries will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                  (c) There have been no non-exempt Prohibited Transactions with respect to any Employee Benefit Plan which would have a Material Adverse Effect. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan which would have a Material Adverse Effect. No action, suit, proceeding, hearing, examination, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the knowledge of the Company, threatened which would reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.12(c) of the Company Disclosure Schedule, no Employee Benefit Plan is, or in the last three years has been, the subject of a government sponsored voluntary correction, amnesty, or similar program.

                  (d) None of the Company or any Company Subsidiary contributes to, has since December 31, 1991 contributed to, or since December 31, 1991 has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

                  (e) Except as set forth in Section 3.12(e) of the Company Disclosure Schedule, none of the Company or any Company Subsidiary maintains or since December 31, 1991 has maintained or contributes, or since December 31, 1991 has contributed or has been required to contribute to, any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

                  (f) Except as set forth in Section 3.12(f) of the Company Disclosure Schedule, the Transactions will not result in any payment or acceleration of, or vesting or increase in benefits under, any Employee Benefit Plan.

         SECTION 3.13 Material Contracts.

                  (a) Section 3.13(a) of the Company Disclosure Schedule contains a list (organized by subsections corresponding to the subsections identified below) of the following contracts, agreements and arrangements (including all amendments thereto) to which the Company or a Company Subsidiary is a party as of the date hereof, other than those contracts, agreements and arrangements listed as exhibits in the Company's Form 10-K for the fiscal year ended June 30, 2002 (such contracts, agreements and arrangements required to be set forth in Section 3.13(a) of the Company Disclosure Schedule or listed as exhibits in the Company's Form 10-K for the fiscal year ended June 30, 2002, the "Company Material Contracts"):

                  (i) each contract and agreement or group of related agreements which (A) is likely to involve consideration of more than $250,000 in the aggregate, during the fiscal years ending June 30, 2003 or June 30, 2004, (B) is likely to involve consideration of more than $250,000 in the aggregate over the remaining term of such contract, or (C) is likely to involve consideration of more than $75,000 and cannot be canceled by the Company or any Company Subsidiary without penalty or further payment and on less than 60 days' notice;

                  (ii) (A) all employment, consulting, severance or termination agreements between the Company or any Company Subsidiary and any director, officer or employee of the Company or any Company Subsidiary providing for annual compensation in excess of $25,000 (other than any such employment agreement with a member of the Company's salesforce that is one of the Company's standard form agreements for its salesforce), and (B) all indemnification agreements between the Company or any Company Subsidiary and any director, officer or employee of the Company or any Company Subsidiary;

                  (iii) all (A) management contracts (excluding contracts for employment) and (B) contracts with consultants which involve consideration of more than $100,000;

                  (iv) all contracts, credit agreements, indentures and other agreements evidencing indebtedness for borrowed money (including capitalized leases);

                  (v) all agreements under which the Company or any Company Subsidiary has advanced or loaned any funds, other than travel advances and advances to sales personnel in the ordinary course of business consistent with past practices or transfers of cash among the Company and the Company Subsidiaries pursuant to the Company's existing cash management policies;

                  (vi) all guarantees of any obligations in excess of $100,000;

                  (vii) all joint venture or other similar agreements, other than joint marketing programs not involving payments by the Company and the Company Subsidiaries in excess of $25,000 per program;

                  (viii) all lease agreements with annual lease payments in excess of $50,000;

                  (ix) agreements under which the Company has granted any Person registration rights (including demand and piggy-back registration rights) or any other similar agreements with respect to the capital stock of the Company or any Company Subsidiary;

                  (x) all contracts and agreements that limit the ability of the Company or any Company Subsidiary to compete in any line of business or with any Person or entity or in any geographic area or during any period of time with respect to any business currently conducted by the Company or any Company Subsidiary;

                  (xi) all contracts and other agreements with Affiliates; and

                  (xii) any other contracts or agreements that are material to the business, assets, condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries taken as a whole.

                  (b) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Company Material Contract is a legal, valid and binding agreement in full force and effect in accordance with its terms and neither the Company nor any Company Subsidiary is in violation or default, or has received notice that it is in violation or default, under any Company Material Contract and to the best of the Company's knowledge no other party is in default under any Company Material Contract. The Company has provided the Buyer with copies of all Company Material Contracts.

         SECTION 3.14 Environmental Matters. Except as described in Section 3.14 of the Company Disclosure Schedule or in the Filed Company SEC Documents or as has not had and would not reasonably be expected to have a Material Adverse
Effect: (a) the Company and the Company Subsidiaries have not been and are not in violation of any Environmental Law applicable to any of them; (b) none of the properties currently or formerly owned, leased or operated by the Company or the Company Subsidiaries are contaminated with any Hazardous Substance; (c) neither the Company nor any of the Company Subsidiaries are liable for any off-site contamination by Hazardous Substances; (d) the Company and the Company Subsidiaries have all permits, licenses and other authorizations required under any Environmental Law ("Environmental Permits"); (e) the Company and the Company Subsidiaries are in compliance in all material respects with their Environmental Permits; and (f) neither the execution of this Agreement nor the consummation of the Transactions will require any investigation, remediation or other action with respect to Hazardous Substances, or any notice to or consent of Governmental Entities or third parties, pursuant to any applicable Environmental Law or Environmental Permit. Except as described in Section 3.14 of the Company Disclosure Schedule, none of the Company or the Company Subsidiaries has received notice of a violation of, or any Liability under, any Environmental Law (whether with respect to properties presently or previously owned or used) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and the Company Subsidiaries have made available to Buyer all environmental audits, reports and other material environmental documents relating to their properties, facilities or operations which have been prepared since June 30, 1995 and are in their possession or control. To the best of the Company's knowledge, neither the Company nor any Company Subsidiary has arranged for the disposal or treatment of any substance at any off-site location that has been included in any published U.S. federal, state or local "superfund" site list or any similar list of hazardous or toxic waste sites published by any Governmental Entity.

         SECTION 3.15 Title to Properties; Absence of Liens and Encumbrances.

                  (a) Except as described in Section 3.15(a) of the Company Disclosure Schedule and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Company and the Company Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible personal properties owned, used or held for use in its business. No such tangible personal property is subject to any Lien that can be discharged through the payment of a liquidated sum of money other than (i) Liens imposed by Law for Taxes that are not yet delinquent, (ii) as set forth in Section 3.15(a) of the Company Disclosure Schedule, or (iii) such Liens as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (b) Section 3.15(b) of the Company Disclosure Schedule sets forth a true, correct and complete list of all real property and improvements (collectively, the "Real Property") owned or leased (as tenant or subtenant) by the Company or any Company Subsidiary. Except for the Membership Contracts, the Company's extended vacation or stay programs, the Company's storage programs, and other ordinary course arrangements with members and other campground users, in each case entered into in the ordinary course of business, or as set forth in
Section 3.15(b) of the Company Disclosure Schedule, there are no leases, subleases or other occupancy agreements, either written or oral, granting any Person the right of use or occupancy of any Real Property (or portion thereof). Except for such usual and customary easements, licenses, rights-of-way, and other customary encumbrances that do not materially interfere with the use and operation of the Real Property in the conduct of the Company's business, the Company (or such Company Subsidiary as the case may be) has good and insurable title to the Real Property and has furnished to Buyer true and complete copies of title insurance reports and title insurance policies with respect to the Real Property from and after 1996 as are in the Company's possession or control. No Real Property is subject to any Lien that can be discharged through the payment of a liquidated sum of money other than (i) Liens imposed by Law for Taxes that are not yet delinquent, (ii) Liens in favor of materialmen, workmen, carriers, warehousepersons or laborers not in excess of $100,000 in the aggregate, (iii) as reflected in the Filed Company SEC Documents, and (iv) as set forth in
Section 3.15(b) of the Company Disclosure Schedule. All title to the Real Property located in the United States is insurable by Chicago Title Insurance Company or another nationally recognized title insurance company selected by Buyer and reasonably acceptable to the Company, pursuant to title insurance policies that are substantially in the same form (including endorsements) as the title insurance policies issued by Chicago Title Insurance Company to Foothill Capital Corporation ("Foothill") in connection with the loan facility, as amended, that Foothill provided to the

Company and previously furnished to Parent (the "Foothill Policies"), except for
(i) non-monetary Liens set forth in the Foothill Policies, (ii) Liens specified in clauses (i), (ii) and (iv) of the preceding sentence, and (iii) non-monetary Liens incurred in the ordinary course of business since the date of the applicable Foothill Policy that do not, individually or in the aggregate, materially affect the value of one or more campgrounds included in the Real Property or the operation of the business of the Company and the Company Subsidiaries. Except as set forth on Section 3.15(b) of the Company Disclosure Schedule or as set forth in the Filed Company SEC Documents, neither the Company nor any Company Subsidiary leases (as tenant or subtenant) any real property. The real property listed in Section 3.15(b) of the Company Disclosure Schedule constitutes all of the real property used, leased or occupied by the Company or any Company Subsidiary as of the date hereof other than approximately 1,390 miscellaneous undeveloped lots that are reflected as having zero value on the Company Balance Sheet.

                  (c) The Real Property and all present uses and operations of the Real Property comply with all Laws, covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the Real Property, except for such failures to comply as have not and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Company Subsidiaries have obtained all approvals of Governmental Entities (including certificates of use and occupancy, licenses and permits) required in connection with the construction, ownership, use, occupation and operation of the Real Property, except for such approvals as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Section 3.15(c) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has received any notice of, nor does the Company or any Company Subsidiary have any knowledge of, any pending or proposed condemnation proceeding, taking, lawsuit or administrative matter that would reasonably be expected to materially affect any campground included in the Real Property or the Company's operation thereof.

                  (d) All structures, facilities and improvements owned by the Company or any Company Subsidiary and all structural, mechanical and other physical systems that constitute a part thereof are in sufficient condition to permit the business of the Company and the Company Subsidiaries to continue to operate in substantially the same manner as such business and operations have been historically conducted, assuming the continuance of capital expenditures as contemplated by the Company's current capital expenditure budget previously furnished to Buyer. No maintenance or repair to the Real Property or such structures, facilities and improvements (including any structural, mechanical or other physical system thereof) has been unreasonably deferred such that the Company or any Company Subsidiary is unable to conduct its business and continue its operations in substantially the same manner as such business and operations have been historically conducted, assuming the continuance of such capital expenditures.

         SECTION 3.16 Intellectual Property.

                  (a) Except with respect to the items set forth in Section 3.16(a) of the Company Disclosure Schedule or as described in the Filed Company SEC Documents, the Company and the Company Subsidiaries own or possess adequate licenses or other valid enforceable rights to use all Intellectual Property used in the conduct of the business of the

Company and the Company Subsidiaries, and the consummation of the Transactions will not conflict with, alter or impair the Company or any Company Subsidiary's rights to any such Intellectual Property, in each case except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

                  (b) Section 3.16(b) of the Company Disclosure Schedule sets forth the following Intellectual Property owned by the Company or any Company Subsidiary and the following Intellectual Property licensed by the Company for which the failure to license such Intellectual Property would, individually or in the aggregate, have a Material Adverse Effect: patents and patent applications, inventions that have been identified as active patent matters but for which applications have not yet been filed, Trademark registrations and applications for Trademark registrations, trade names and registered copyrights. To the best of the Company's knowledge, all patents, Trademark registrations and copyright registrations set forth in Section 3.16(b) of the Company Disclosure Schedule are valid and in full force and effect. Neither the Company nor any Company Subsidiary has interfered with or infringed upon any Intellectual Property rights of third parties in connection with the business of the Company or any Company Subsidiary, except for such interferences or infringements as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and, except as set forth in Section 3.16(b) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has received any charge, complaint, claim, demand, office action or notice (i) alleging any such interference or infringement, or (ii) challenging the legality, validity, enforceability, use or ownership of any Intellectual Property set forth in Section 3.16(b) of the Company Disclosure Schedule ("Company Intellectual Property"), except for any such charge, complaint, claim, demand, office action or notice that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Section 3.16(b) of the Company Disclosure Schedule, no Person is infringing or otherwise violating the rights of the Company or any of the Company Subsidiaries with respect to any Company Intellectual Property, except for such infringements or violations as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (c) Except as set forth in Section 3.16(c) of the Company Disclosure Schedule, the Company has timely paid, or caused to be timely paid, all required maintenance, renewal and other similar fees, and has timely met any applicable legal requirements, with respect to all Intellectual Property that is listed in Section 3.16(b) of the Company Disclosure Schedule as owned by the Company or any Company Subsidiary, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect . With respect to Intellectual Property licensed by the Company or any Company Subsidiary ("Licensed Intellectual Property") that is listed in Section 3.16(b) of the Company Disclosure Schedule, the Company and each applicable Company Subsidiary is in compliance with any applicable license or similar agreement and each such license or agreement is legal, valid, binding and in full force and effect in accordance with its terms, except as would not have or would not reasonably be expected to have a Material Adverse Effect.

                  (d) Except as set forth in Section 3.16(d) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has agreed to indemnify any Person for or against any interference, infringement, misappropriation, or any other conflict with respect to any Intellectual Property.

                  (e) All of the Company's information technology systems are adequate for the conduct of the Company's and the Company Subsidiaries' business as presently conducted. The Company owns or possesses adequate licenses for all computer software used in the conduct of the Company's and the Company Subsidiaries' business as presently conducted, except for such the failure of which to obtain would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 3.17 Taxes.

                  (a) Except as set forth in Section 3.17(a) of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries has filed on a timely basis all Tax Returns required to be filed by it and all such Tax Returns were correct and complete except to the extent any failure to file or any inaccuracy in any filed Tax Return would not, individually or in the aggregate, have a Material Adverse Effect. All Taxes due and owing by the Company or any Company Subsidiary (whether or not shown on any Tax Return) other than Taxes not yet delinquent have been timely paid in full except to the extent any failure to pay would not, individually or in the aggregate, have a Material Adverse Effect. The Company and the Company Subsidiaries currently are not the beneficiary of any extension of time within which to file any Tax Return. No claim has been made by an authority in a jurisdiction where any of the Company and the Company Subsidiaries does not file Tax Returns that they may be subject to taxation by that jurisdiction, except for such claims relating to Taxes other than income or sales Taxes that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (b) Each of the Company and the Company Subsidiaries has complied with all reporting requirements and has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, except to the extent any failure to comply or withhold and pay would not, individually or in the aggregate, have a Material Adverse Effect.

                  (c) There is no pending or unresolved dispute, audit, investigation, proceeding or claim concerning any Liability with respect to Taxes of the Company or the Company Subsidiaries either (i) claimed or raised by any authority in writing or (ii) as to which the Company has knowledge based upon contact with any such authority, except for such as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, none of the federal, state, local, and foreign income Tax Returns filed with respect to the Company and the Company Subsidiaries is currently the subject of audit. The Company delivered or made available to Buyer correct and complete copies of all federal, state, local and foreign income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Company and the Company Subsidiaries for the last three taxable years.

                  (d) Except as set forth in Section 3.17(d) of the Company Disclosure Schedule, none of the Company or any of the Company Subsidiaries has waived any statue of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (e) Except as set forth in Section 3.17(e) of the Company Disclosure Schedule, none of the Company or any of the Company Subsidiaries is or since June 30, 1993 has been a party to any Tax allocation or sharing agreement or a member of an affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local, or foreign Law (an "Affiliated Group") filing a consolidated federal income Tax Return (other than the Affiliated Group the common parent of which is the Company). Neither the Company nor any Company Subsidiary has any Liability for the Taxes of any Person other than the Company and the Company Subsidiaries under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise.

                  (f) None of the Company or any of the Company Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. Except as set forth in Section 3.17(f) of the Company Disclosure Schedule, none of the Company and the Company Subsidiaries has made any payments, is obligated to make any payments, or is a party to any Contract (including this Agreement) that under certain circumstances could obligate it to make any payments that will not be deductible as a result of Code Sections 162 or 280G or that will be subject to an excise tax under Code Section 4999.

                  (g) The unpaid Taxes of the Company and the Company Subsidiaries (1) did not, except as set forth in Section 3.17(g) of the Company Disclosure Schedule, as of June 30, 2002, exceed the reserve for Tax Liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company Balance Sheet (rather than in any notes thereto) and (2) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and the Company Subsidiaries in filing their Tax Returns, except to the extent an excess would not, individually or in the aggregate, have a Material Adverse Effect.

                  (h) Since July 1, 1993, the Company has not had an "ownership change" within the meaning of Section 382(g) of the Code.

         SECTION 3.18 Insurance. Section 3.18 of the Company Disclosure Schedule sets forth a complete and accurate list of all insurance policies in force on the date hereof (the "Insurance Policies") naming the Company, any Company Subsidiary or directors or employees thereof as a loss payee or for which the Company or any Company Subsidiary has paid or is obligated to pay all or part of the premiums. To the best of the Company's knowledge, each of the Insurance Policies that expires on or before the Closing Date is renewable by the Company or Company Subsidiary, as applicable, on substantially similar terms but with increases in premiums, deductibles or retentions or reductions in scope of coverage that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Company Subsidiary has received notice of any pending or threatened cancellation or premium increase (retroactive or otherwise) with respect to the Insurance Policies that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and each of the Company and the Company Subsidiaries is in compliance with all material conditions contained in the Insurance Policies.

         SECTION 3.19 Compliance with Applicable Laws. Except as disclosed in the Filed Company SEC Documents or in Section 3.19 of the Company Disclosure Schedule, the Company and the Company Subsidiaries are, and since June 30, 1995 have been, in compliance with all applicable Laws, including those relating to membership campgrounds, time-shares, labor and employment, occupational health and safety and the environment, except for such failures to be in compliance as have not, individually or in the aggregate, had a Material Adverse Effect. Except as set forth in the Filed Company SEC Documents or in Section 3.19 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has received any communication during the past two years from a Governmental Entity that alleges that the Company or a Company Subsidiary is not in compliance with any applicable Law, except for such allegations as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 3.20 Membership Contracts.

                  (a) Except as set forth in Section 3.20(a) of the Company Disclosure Schedule, no Membership Contract provides any Person with any ownership interest in or to any campground or other Real Property or facility (or portion thereof) owned or used by the Company or any Company Subsidiary. Each Membership Contract contains all of the terms and provisions required to be included therein by applicable Law, except for such as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and each Company Subsidiary is in compliance with all of the provisions of each Membership Contract applicable to it and has satisfied all of its material obligations thereunder required to be satisfied, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (b) The reports attached to Section 3.20(b) of the Company Disclosure Schedule accurately present, in all material respects when considered as a whole, the information purported to be covered thereby.

         SECTION 3.21 Stockholder Rights Agreement. Except as specifically provided in the Company Charter, neither the Company nor any Company Subsidiary has adopted a stockholder rights agreement or any similar plan or agreement which limits or impairs the ability to purchase, or become the direct or indirect beneficial owner of, shares of Company Common Stock or any other equity or debt securities of the Company or any Company Subsidiary, other than any stockholder rights plan or stockholder rights agreement that (a) is adopted after the date of this Agreement, (b) does not impair the ability of the parties to consummate the Merger in accordance with the terms of this Agreement, and (c) otherwise does not have an adverse effect on Parent or Buyer or on the rights of Parent or Buyer under this Agreement or any of the Voting Agreements. The Company has taken such action as is necessary under the Company Charter to permit (i) the Company to execute and deliver this Agreement and consummate the Transactions, and (ii) the Principal Stockholders to execute and deliver the Voting Agreements and perform their obligations thereunder. The Stockholder Agreement dated as of April 5, 1999 between the Company and Carl Marks Management Company, L.P., Carl Marks Strategic Investments, L.P., Carl Marks Strategic Investments II, L.P., Andrew M. Boas and Robert C. Ruocco has expired by its terms prior to the date hereof and is of no further force or effect.

         SECTION 3.22 Opinion of Financial Advisor. The Company Board has received the written opinion of Stephens Inc. dated the date of this Agreement to the effect that, as of the date of this Agreement, the consideration to be received in the Merger by the Company Stockholders (other than Carl Marks Strategic Investments, L.P. and its Affiliates) is fair to such Company Stockholders from a financial point of view, and a copy of the signed opinion has been provided to Buyer.

         SECTION 3.23 Brokers.

                  (a) No broker, investment banker, financial advisor or other Person, other than Stephens Inc., financial advisor to the Company, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has delivered to Buyer a complete and accurate copy of all agreements pursuant to which Stephens Inc. is entitled to any fees and expenses payable directly or indirectly by the Company or any Company Subsidiary in connection with any of the Transactions.

                  (b) Section 3.23 of the Company Disclosure Schedule sets forth a list of the fees and expenses, estimated in good faith as of the date of this Agreement, incurred and to be incurred by the Company or any Company Subsidiary in connection with the Transactions (including without limitation the fees and expenses of Stephens Inc. and of the Company's legal counsel and accountants) and noting which fees and expenses, if any, have been paid as of the date hereof or accrued as of the date hereof (the actual fees and expenses incurred and to be incurred by the Company or any Company Subsidiary in such connection being referred to as the "Company Transaction Expenses").

         SECTION 3.24 Employees. Except as set forth in Section 3.24 of the Company Disclosure Schedule or except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, to the best of the Company's knowledge, no executive, Key Employee, or group of employees has any plans to terminate employment with the Company or the Company Subsidiaries. The Company and the Company Subsidiaries have not experienced any material labor disputes or work stoppages due to labor disagreements. The Company and the Company Subsidiaries are in compliance with all applicable Laws respecting employment and employment practices and terms and conditions of employment, except for such the failure to be in compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and the Company Subsidiaries are not, nor have any of them ever been, a party to any collective bargaining agreements and, to the knowledge of the Company, none of the Company or any of the Company Subsidiaries has been the subject of any organizational activity.

         SECTION 3.25 Transactions with Affiliates. Except as set forth in
Section 3.25 of the Company Disclosure Schedule or in the Filed Company SEC Documents, since the date of the Company's last proxy statement filed with the SEC, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Section 3.25 of the Company Disclosure Schedule identifies each Person who is, to the best of the Company's knowledge, an Affiliate of the Company or any Company Subsidiary.

Without limiting the generality of the foregoing, there are no amounts due or payable by the Company or any Company Subsidiary to any of the Principal Stockholders or any of their Affiliates in connection with the Transactions or the Voting Agreements or otherwise, except for such amounts as may be payable under the Company's Employee Benefit Plans as in effect on the date hereof and which are listed on the Company Disclosure Schedule.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

         Each of Parent and Buyer, jointly and severally, hereby represents and warrants to the Company that:

         SECTION 4.01 Organization and Qualification; Subsidiaries. Such Person is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be organized, existing, in good standing or to have such power, authority or governmental approvals would not reasonably be expected to prevent or materially delay the ability of Parent or Buyer to consummate the Transactions (a "Buyer Material Adverse Effect"). Such Person is duly qualified or licensed as a foreign corporation or organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not reasonably be likely to have a Buyer Material Adverse Effect.

         SECTION 4.02 Ownership of Parent and Buyer; No Prior Activities. Such Person was formed solely for the purpose of engaging in the Transactions. Such Person (i) has not conducted, and will not prior to the Effective Time conduct, any business and (ii) has no, and prior to the Effective Time will have no, assets or liabilities, except, in either case, in connection with the Transactions. As of the date hereof, no shares of Company Common Stock are held by Parent or Buyer. As of the date hereof, the authorized capital stock of Buyer, consists of 1,000 shares of common stock, par value $0.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Liens.

         SECTION 4.03 Authority Relative to this Agreement. Such Person has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by such Person and the consummation by each such Person of the Transactions have been duly authorized by all necessary corporate action on the part of such Person. Such Person has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally or by general equitable or fiduciary principles.

         SECTION 4.04 No Conflict; Required Filings and Consents.

                  (a) The execution and delivery by such Person of this Agreement does not, and the consummation of the Transactions and compliance with the terms hereof will not, result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the properties or assets of such Person under, any provision of
(i) its charter, by-laws or other organizational documents, (ii) any Contract to which such Person is a party or by which any of its respective properties or assets is bound or (iii) subject to the filings and other matters referred to in
Section 4.04(b), any Judgment or Law applicable to such Person or any of its subsidiaries or respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually and in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect.

                  (b) No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to such Person in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) if required, compliance with and filing of a pre-merger notification report under the HSR Act, (ii) the filing with the SEC of such reports under
Section 13 of the Exchange Act as may be required in connection with this Agreement and the Transactions, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which Buyer is qualified to do business, (iv) compliance with and filings under the Laws of any foreign jurisdictions, if and to the extent required, and (v) such other items that, individually and in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect.

         SECTION 4.05 Information Supplied. None of the information supplied or to be supplied in writing by Parent or Buyer specifically for inclusion or incorporation by reference in the Proxy Statement (including any amendment or supplement thereto) will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         SECTION 4.06 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Buyer. Parent has previously provided to the Company a written list of the fees and expenses, estimated in good faith as of the date of this Agreement, incurred and to be incurred by Parent and Buyer in connection with the Transactions (including without limitation the fees and expenses of Parent's and Buyer's legal counsel and accountants) and noting which fees and expenses, if any, have been paid as of the date hereof or accrued as of the date hereof.

         SECTION 4.07 Financing. Buyer has provided the Company with commitment letters from iStar Financial Inc., dated April 22, 2003 and Union Bank of California, N.A., dated April 11, 2003 (collectively, the "Debt Commitment Letters"). Buyer has provided the Company with a commitment letter from Kohlberg Management IV, L.L.C., dated April 25, 2003, (the "Equity Commitment Letter" and together with the Debt Commitment Letters, the "Commitment

Letters"). To the knowledge of Parent or Buyer, the Commitment Letters have been duly executed by all parties thereto and are in full force and effect as of the date hereof and have not been amended or modified in any material respect. Neither iStar Financial Inc. nor Union Bank of California, N.A. has notified Parent or Buyer of its intention to terminate such lender's Debt Commitment Lender or not to provide the financing contemplated thereby. As of the date hereof, there are no facts or circumstances known to Parent or Buyer that in Parent's or Buyer's good faith estimation would reasonably be expected to cause the Financing not to be consummated. All commitment and other fees required to be paid under the Commitment Letters on or prior to the date hereof have been paid. Assuming the satisfaction of the condition set forth in Section 7.02(i) of this Agreement, the aggregate proceeds of the financings contemplated by the Commitment Letters (the "Financing"), when taken together with the available cash of the Company and the Company Subsidiaries is sufficient to pay the aggregate Merger Consideration and Option Consideration and to pay the anticipated fees and expenses of Parent and Buyer related to the Merger and the Transactions and, to the knowledge of Parent or Buyer, to provide adequate liquidity for the continuation of the business of the Company and the Company Subsidiaries in a manner consistent with historical practice.

                                   ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 5.01 Conduct of Business by the Company Pending the Merger. The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.01 of the Company Disclosure Schedule or as specifically contemplated by any other provision of this Agreement, unless Parent otherwise consents in writing (which consent will not be unreasonably withheld or delayed):

                  (a) the businesses of the Company and the Company Subsidiaries will be conducted only in, and the Company and the Company Subsidiaries will not take any action except in, the ordinary course of business and in a manner consistent with past practice (including without limitation with respect to (i) the timing and payment terms of accounts payable and other expenses, (ii) the billing and receipt of accounts receivable and membership dues, (iii) capital expenditures provided for in the Company's budget, and (iv) the management of the Company's working capital); and

                  (b) the Company will use its commercially reasonable efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with members or other customers, employees, suppliers, licensors, licensees and other Persons with which the Company or any Company Subsidiary has significant business relations.

By way of amplification and not limitation, except (x) as contemplated by this Agreement, (y) for transfers of cash among the Company and the Company Subsidiaries pursuant to the Company's existing cash management policies or (z) as set forth in Section 5.01 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary will, between the date of this Agreement (or in the case of clause (ii) below, April 9, 2003) and the Effective Time, directly or indirectly, do any of the following without the prior written consent of Parent (which consent will not be unreasonably withheld or delayed):

                  (i) amend or change its certificate of incorporation or by-laws or equivalent organizational documents (including without limitation the Company Charter and Company By-Laws);

                  (ii) issue or sell, or authorize for issuance or sale, any shares of its stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary (except for the issuance of shares of Company Common Stock pursuant to the Company Stock Options outstanding on the date of this Agreement) or pursuant to the Stock Purchase Plan;

                  (iii) authorize, declare or set aside any dividend payment or other distribution, payable in cash, stock, property or otherwise, with respect to any of its stock;

                  (iv) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its stock or issue or authorize the issuance of any other securities in respect of, or in lieu of or in substitution for shares of its capital stock;

                  (v) acquire or agree to acquire or sell or agree to sell (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets constituting a business or a portion of a business (including a campground), provided that the Company will give Parent prompt notice of the sale (or agreement to sell) any campground or other asset specified on Section 5.01 of the Company Disclosure Schedule;

                  (vi) except for (a) Membership Contracts entered into in the ordinary course of business consistent with past practice, (b) the disposition of obsolete or worthless assets, sell, lease, license, encumber or subject to any Lien or otherwise dispose of any Real Property;

                  (vii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any Person, or make any loans or advances, except for revolving indebtedness under the Company's existing Loan Agreement dated as of July 1, 2001 between the Company and Union Bank of California N.A., as amended and in effect (the "Union Bank Loan Agreement"), incurred in the ordinary course of business and consistent with past practice and for other indebtedness with a maturity of not more than one year and in a principal amount not, in the aggregate, in excess of $50,000;

                  (viii) enter into any contract or agreement that would be required to be listed on the Company Disclosure Schedule pursuant to
         Section 3.13(a)(i)(A), Section 3.13(a)(i)(B), Section 3.13(a)(ii) (but only with respect to officers, directors and Key Employees), Section 3.13(a)(iii), Section 3.13(a)(iv) (other than for renewal or substitution of the Company's outstanding letter of credit issued under the Union Bank Loan Agreement and required by certain of the Insurance Policies or renewals thereof contemplated by Section 3.18), Section 3.13(a)(v), Section 3.13(a)(vi), Section 3.13(a)(vii) (other than joint marketing programs not involving payments by the Company and the Company Subsidiaries in excess of $50,000 per program), Section 3.13(a)(viii), Section 3.13(a)(ix), Section 3.13(a)(x) or Section 3.13(a)(xi), in each case if entered into prior to the date hereof, or modify, amend, renew, or waive any material provision of, breach in any material respect, or terminate any Company Material Contract;

                  (ix) make or authorize any capital expenditures, other than as set forth in Section 5.01(b)(ix) of the Company Disclosure Schedule, in excess of $100,000 in the aggregate;

                  (x) except for the acceleration of vesting of unvested Company Stock Options outstanding on the date hereof, waive any stock repurchase or acceleration rights, amend or change the terms of any options, warrants, or restricted stock, or reprice options granted under any Company Option Plan or warrants or authorize cash payments in exchange for any options, or warrants granted under any such plans;

                  (xi) except as required by Law or as specifically provided for in this Agreement and except for fiscal 2003 year-end bonuses not in excess of $700,000 in the aggregate and consistent with past practices,
         (a) increase the compensation payable or to become payable to the Company's or any Company Subsidiary's officers or employees (including without limitation any rights to severance or termination pay), except for increases in salaries or wages of employees (other than directors, officers or Key Employees) in accordance with past practices and consistent with current budgets as of the date hereof, (b) grant or amend any rights to severance or termination pay to, or enter into or amend any employment or severance agreement with, any director, officer or Key Employee of the Company or any Company Subsidiary, or (c) forgive any indebtedness of any employee of the Company or any Company Subsidiary other than forgiveness of advances to sales personnel consistent with past practice that is not, individually or in the aggregate, material in amount;

                  (xii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $75,000 per claim, liability or obligation or $500,000 in the aggregate, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against in (or arising after the date of), the Company Balance Sheet, or cancel any indebtedness in excess of $75,000 in any one instance or $500,000 in the aggregate or waive any claims or rights with a value in excess of $75,000, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary is a party (other than the confidentiality provisions contained in any employment agreement);

                  (xiii) settle any Action other than any settlement which involves only the payment of damages in an amount that does not exceed $75,000 and does not involve injunctive or other equitable relief, or commence any litigation or arbitration (other than in connection with a breach of this Agreement) involving a claim in excess of $75,000;

                  (xiv) make or revoke any material Tax elections, adopt or change any method of Tax accounting, request any ruling or similar determination, enter into any closing agreement or settle any Tax liabilities or take any similar action (including communications with a Governmental Entity) with respect to the computation of Taxes or the preparation of a Tax Return that is either inconsistent with past practice or is in excess of $75,000;

                  (xv) take any action, other than as required by U.S. GAAP or by the SEC, with respect to accounting principles or procedures, including, without limitation, with respect to any revaluation of assets;

                  (xvi) except as provided in Sections 5.01(b)(x) and 5.03, (i) establish, adopt, enter into, amend, or terminate any collective bargaining agreement or Employee Benefit Plan, other than to the extent required to comply with applicable Law, (ii) take any action to accelerate any rights or benefits under any Employee Benefit Plan, or
         (iii) unless consistent with past practice, make any material determinations not in the ordinary course of business, under any collective bargaining agreement or Employee Benefit Plan;

                  (xvii) enter into or implement any "stockholder rights" plan or any similar anti-takeover plan or device in a manner that could prevent or delay the consummation of the Merger;

                  (xviii) enter into a binding agreement to take any of the actions described in clauses (i) through (xvii) above; or

                  (xix) except as specifically permitted by this Section 5.01, take any action (a) that would reasonably be expected to cause any of the Company's representations and warranties set forth in Article III not to satisfy the conditions to closing set forth in Section 7.02(a), or (b) that would be reasonably expected to result in the inability of Company to satisfy the other conditions to closing set forth in Section 7.02.

         SECTION 5.02 Notification of Certain Matters. Buyer will give prompt notice to the Company, and the Company will give prompt notice to Buyer, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause (A) any representation or warranty contained in this Agreement made by such Person not to satisfy the conditions to closing set forth in Section 7.02(a) or 7.03(a), as applicable, or (B) any covenant, condition or agreement contained in this Agreement applicable to such Person not to be complied with or satisfied in any material respect and (ii) any failure of Buyer or the Company, as the case may be, to comply with or satisfy in all material respects any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.02 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 5.03 Employee Stock Purchase Plan. The Company will take all necessary and appropriate actions with respect to the Thousand Trails, Inc. Employee Stock Purchase Plan

(the "Stock Purchase Plan") so that (a) the offering period ending June 30, 2003 is the final offering period for which shares of Company Common Stock are issued under such plan, (b) all contractual restrictions on transfer applicable to any shares of Company Common Stock held in stock accounts of the Stock Purchase Plan are terminated immediately prior to the Effective Time, (c) such plan is terminated, in accordance with section 8.1 of such plan, immediately prior to the Effective Time, and (d) all balances deferred after June 30, 2003 under the Stock Purchase Plan are refunded to the plan participants promptly following the Effective Time.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         SECTION 6.01 Preparation of Proxy Statement; Company Stockholders Meeting.

                  (a) The Company will, as soon as practicable following the date of execution of this Agreement, prepare and file with the SEC the Proxy Statement in preliminary form (provided that Buyer and its counsel will be given reasonable opportunity to review and comment on the Proxy Statement and any amendments thereto prior to its filing with the SEC), and each of the Company and Buyer will use its best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. The Company will notify Buyer promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Buyer with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. If at any time prior to receipt of the Company Stockholder Approval there occurs any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly prepare and mail to its stockholders such an amendment or supplement. The Company will use reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after filing with the SEC. Subject to Section 6.03(c), (i) the Proxy Statement will contain the recommendation of the Company Board that the Company Stockholders vote to adopt and approve this Agreement and the Merger and (ii) if requested to do so by Buyer at any time prior to the Company Stockholders Meeting and subject to compliance with applicable Laws, if there has been publicly announced an alternative Acquisition Proposal, the Company Board will within fifteen business days following such public announcement (but in any event prior to the Company Stockholders Meeting) publicly reaffirm such recommendation and/or will publicly announce that it is not recommending that the Company Stockholders accept an alternative Acquisition Proposal.

                  (b) Unless this Agreement has been terminated in accordance with its terms, the Company will, as soon as practicable following the date of execution of this Agreement (and without regard to the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal), duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of seeking the Company Stockholder Approval.

         SECTION 6.02 Access to Information; Confidentiality. The Company will, and will cause each Company Subsidiary to afford to Parent, Buyer, and to Parent's and Buyer's officers, employees, accountants, counsel, financial advisors, financing sources and other representatives, upon reasonable notice, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company will, and will cause each Company Subsidiary to, furnish promptly to Parent and Buyer such information concerning its business, properties, assets, customers, consultants and personnel as Parent or Buyer may reasonably request. The Company hereby consents, and will cause each Company Subsidiary to consent, to Parent and Buyer and Parent's and Buyer's officers, employees, accountants, counsel, financial advisors, financing sources and other representatives contacting, in a reasonable fashion, members, employees, lenders and landlords of the Company and such Company Subsidiary and will, upon reasonable notice from Parent or Buyer, request such members, employees, lenders and landlords to cooperate during normal business hours during the period prior to the Effective Time with any reasonable requests made by or on behalf of Parent or Buyer. Parent will, prior to the Effective Time, respond promptly to reasonable requests by the Company for information concerning the status of the Financing. Any confidential information provided to Parent, Buyer or the Company hereunder will be subject to the terms of the Confidentiality Agreement between the Company and Kohlberg Management IV, L.L.C. dated November 12, 2002 ("Confidentiality Agreement").

         SECTION 6.03 No Solicitation of Transactions.

                  (a) After the date hereof and prior to the Effective Time or earlier termination of this Agreement, except as provided in clause (b) below, the Company will not, and will not permit any of the Company Subsidiaries to directly or indirectly, initiate, solicit, negotiate, encourage or provide nonpublic or confidential information to facilitate, and the Company will not, and will use its reasonable best efforts to cause any officer, director or employee of the Company, or any attorney, accountant, investment banker, financial advisor or other agent retained by it or any of the Company Subsidiaries not to, directly or indirectly initiate, solicit, negotiate, encourage or provide nonpublic or confidential information to facilitate, any proposal or offer to acquire any part of the business or properties of the Company or any Company Subsidiary constituting 25% or more of the net revenues, net income or the assets of the Company and the Company Subsidiaries, taken as a whole, or a significant equity interest in any class of capital stock of the Company or any Company Subsidiary, whether by merger, consolidation, recapitalization, purchase of assets, tender offer or otherwise and whether for cash, securities or any other consideration or combination thereof (any such transaction being referred to herein as an "Acquisition Transaction"). The Company immediately will cease and cause to be terminated all activities, discussions or negotiations with any parties with respect to any Acquisition Transaction, other than the Merger.

                  (b) Notwithstanding the provisions of clause (a) above, the Company Board may respond to, furnish information to or engage in discussions or negotiations with any Person in response to an unsolicited written offer or proposal with respect to an Acquisition Transaction (an "Acquisition Proposal") if and only to the extent that (I) the Company Board determines, in good faith after consultation with its independent financial advisor and legal counsel, that such Acquisition Proposal would (or reasonably could) constitute a Superior Proposal, (II) the Company Board determines, in good faith after consultation with legal counsel, that such action is required in order to comply with its fiduciary duties to the Company Stockholders under applicable Law, and (III) the Company Board receives, prior to furnishing any such information or entering into any discussions or negotiations with such Person, an executed confidentiality agreement on terms no less favorable to the Company than the Confidentiality Agreement (including without limitation with respect to the standstill provisions thereof). For purposes of this Agreement, "Superior Proposal" means a bona fide Acquisition Proposal (A) made by a third party that the Company Board determines in its good faith judgment (after consultation with its financial advisor) to be more favorable to the Company Stockholders than the Merger, (B) that involves at least 51% of the outstanding shares of Company Common Stock or assets of the Company and the Company Subsidiaries, (C) that the Company Board determines in its good faith judgment is reasonably likely to be consummated, taking into account all legal and regulatory aspects of the proposal, and (D) for which financing, to the extent required, is then committed on terms as likely to be satisfied as the Commitment Letters. The Company Board may take and disclose to the Company Stockholders a position required by Rules 14d-9 and 14e-2 under the Exchange Act without violating this clause (b).

                  (c) Neither the Company Board nor any committee thereof will, except as expressly permitted by this Section 6.03(c), (i) withdraw, amend, qualify or modify in any manner adverse to Parent or Buyer, the approval or recommendation of the Company Board or such committee of the Merger or this Agreement, (ii) endorse, approve, recommend or submit to the Company Stockholders any Acquisition Transaction (other than the Merger), or (iii) cause the Company to enter into any agreement related to or with respect to any Acquisition Transaction (each an "Acquisition Agreement"); provided, that the Company may enter into a confidentiality agreement to the extent required, and containing only the terms contemplated, by Section 6.03(b)(III). Notwithstanding the foregoing, if the Company Board determines in good faith, after it has received a Superior Proposal in compliance with this Section 6.03 and after taking into account advice from independent outside legal counsel with respect to its fiduciary duties to Company Stockholders under applicable Law, that such action is required for the Company Board to comply with its fiduciary obligations to the Company Stockholders under applicable Law, the Company Board may (subject to this and the following sentences), take any of the actions described in clauses (i) through (iii) of this Section 6.03(c) (each a "Subsequent Adverse Determination"), but only at a time that is after the fifth business day following Parent's receipt of written notice advising Parent that the Company Board intends to make a Subsequent Adverse Determination. Such written notice will specify the material terms and conditions of such Superior Proposal (and include a copy thereof with all accompanying documentation), identify the Person making such Superior Proposal and state that the Company Board intends to make a Subsequent Adverse Determination. During such five business day period, Parent and Buyer may offer the Company adjustments to the terms and conditions of this Agreement that will permit the Company Board to determine that, with such adjustments, the Merger is at least as favorable to the Company Stockholders as such Superior Proposal.

                  (d) The Company will notify Parent orally within 24 hours and in writing within 48 hours after receipt of any Acquisition Proposal, indication of interest or request for nonpublic information relating to the Company or a Company Subsidiary in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any Company Subsidiary by any Person or group that informs the Company Board or the board of directors of any Company Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent will indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact as well as the Company's intention to furnish information to, or enter into discussions or negotiations with, such Person or group.

The Company will use its reasonable efforts to keep Parent informed of the status and details (including any change to the material terms thereof) of any such Acquisition Proposal.

         SECTION 6.04 Directors' and Officers' Indemnification and Insurance.

                  (a) Buyer will, to the fullest extent permitted by Law, cause the Surviving Corporation (from and after the Effective Time) to honor all of the Company's obligations to indemnify, defend and hold harmless (including any obligations to advance funds for expenses) the current and former directors and officers of the Company and the Company Subsidiaries against all losses, claims, damages or liabilities arising out of acts or omissions by any such directors and officers in their capacities as such for their service to the Company and the Company Subsidiaries at and prior to the Effective Time to the maximum extent that such obligations of the Company exist on the date of this Agreement. Without limiting the foregoing, the by-laws of the Surviving Corporation will contain the provisions that are set forth, as of the date of this Agreement, in
Article XI of the Company By-Laws, which provisions will not be amended, repealed or otherwise modified in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees or other agents of the Company with respect to actions taken or omissions to act in their capacities as such for their service to the Company and the Company Subsidiaries occurring at or prior to the Effective Time.

                  (b) The Company will maintain, through the Effective Time, the Company's existing directors' and officers' insurance in full force and effect without reduction of coverage. Not later than the Effective Time, Buyer (i) shall cause to be purchased (with all premiums prepaid) "tail-end" coverage under such insurance for a period of five years after the Effective Time, or substitute "tail-end" coverage with reputable and financially sound carriers having at least substantially the same coverage and amounts and containing terms and conditions which are in the aggregate substantially no less advantageous (provided the premium for such "tail-end" coverage does not exceed the Maximum Premium (as defined below)) with respect to claims arising from or related to acts or omissions by the current and former directors and officers of the Company and the Company Subsidiaries in their capacities as such for their service to the Company and the Company Subsidiaries at or before the Effective Time, and (ii) shall either cause the deductibles or retentions thereunder directly or indirectly payable by individual directors and officers to be reduced to zero or, if practicable, cause to be established and funded an irrevocable trust so as to eliminate such deductible or retention on terms reasonably satisfactory to the Company; provided, however, that Buyer will not be obligated to make a premium payment for such insurance coverage to the extent such premium exceeds 200% of the annual premiums paid as of the date hereof by the Company for such insurance multiplied by the five years of coverage (such 200% amount, the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at a premium in excess of the Maximum Premium, not later than the Effective Time Buyer will cause to be purchased (with all premiums prepaid) the most advantageous five-year policy of directors' and officers' insurance obtainable for a premium equal to the Maximum Premium. The Company represents to Buyer that the last annual premium paid prior to the date of this Agreement for the Company's existing directors' and officers' insurance policy was $70,000.

                  (c) If the Surviving Corporation (or any of its successors or assigns) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.04.

         SECTION 6.05 Further Action; Consents. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties will use all commercially reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including without limitation (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any, and including without limitation such filings as are referred to in Section 3.05(b)(iv)) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including, when reasonable, seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. Without limiting the foregoing, the Company will give Buyer the opportunity to participate in (but not control) the defense of any stockholder litigation against the Company and/or its directors relating to this Agreement or the Transactions and no settlement will be agreed to without Buyer's consent, which consent will not be unreasonably withheld.

         SECTION 6.06 Public Announcements. Parent and Buyer, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements (including any filings with any federal or state governmental or regulatory agency or with the American Stock Exchange) with respect to the Transactions and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law (including foreign regulations relating to competition), court process or by obligations pursuant to any listing agreement with any national securities exchange. Notwithstanding anything to the contrary herein or in the Confidentiality Agreement, any party to this Agreement (and each employee, representative, or other agent of such party) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that this sentence shall not permit any disclosure that otherwise is prohibited by this Agreement if such disclosure would result in a violation of applicable federal or state securities laws.

         SECTION 6.07 Financing. Parent and Buyer will use their commercially reasonable efforts to complete the Financing contemplated by the Debt Commitment Letters and will use best efforts to cause their Affiliates to satisfy their obligations under the Equity Commitment Letter. In the event that the Financing contemplated by the Commitment Letters is not made available to Parent and Buyer so as to enable Parent and Buyer to proceed with the Merger in a timely manner, Parent and Buyer will use commercially reasonable efforts to obtain alternate financing on terms no less favorable to Parent and Buyer than the Financing contemplated by the Debt Commitment Letters. Following the date hereof, Parent shall notify the Company (i) of any amendment, modification, termination or cancellation of any of the Commitment Letters promptly following such amendment, modification, termination or cancellation, and (ii) if Parent determines, based on Parent's good faith estimation, that all or any portion of the Financing is not reasonably likely to be consummated.

                                  ARTICLE VII
                            CONDITIONS TO THE MERGER

         SECTION 7.01 Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Buyer to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

                  (a) Company Stockholder Approval. The Company Stockholder Approval has been obtained;

                  (b) No Order. No Governmental Entity has enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, injunction, executive order or award (an "Order") that is then in effect and has, or would have, the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; provided that the party relying on a failure of this condition has complied in all material respects with its obligations under Section 6.05; and

                  (c) Antitrust Waiting Periods. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act has expired or been terminated.

         SECTION 7.02 Conditions to the Obligations of Parent and Buyer. The obligations of Parent and Buyer to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement (read without giving effect to any of the materiality, Material Adverse Effect or equivalent qualifications contained therein) are true and correct as of the Closing Date, as though made at and as of the Closing Date (except that those representations and warranties that address matters only as of a particular date remain true and correct as of such date), except for any untruths or inaccuracies as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and Parent and Buyer have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect;

                  (b) Agreements and Covenants. The Company has performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date and Parent and Buyer have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect;

                  (c) Material Adverse Effect. Since the date of this Agreement, there have been no circumstances, events, occurrences, changes or effects that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect;

                  (d) Actions. No Action has been brought, is pending or has been threatened by any Governmental Entity (or is pending by any other Person relating to the Merger) that (i) seeks to prevent or delay the consummation of the Transactions, (ii) seeks to restrain or prohibit Parent's or Buyer's full rights of ownership or operation of any portion of the business or assets of the Company, or to compel Parent or Buyer to dispose of or hold separate all or any portion of the business or assets of the Company, (iii) seeks to impose limitations on the ability of Parent or Buyer to exercise full rights of ownership of the shares of Company Common Stock acquired pursuant to the Merger, including, without limitation, the right to vote any shares of Company Common Stock acquired or owned by Parent or Buyer on all matters properly presented to the Company Stockholders, (iv) seeks to require divestiture by Parent or Buyer of any shares of Company Common Stock, or (v) that otherwise would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

                  (e) Financing. The Financing contemplated by the Debt Commitment Letters (or alternative financing contemplated by Section 6.07 of this Agreement) has been consummated; provided that Parent and Buyer may not rely on this clause (e) as a basis for termination of this Agreement unless Parent and Buyer have complied in all material respects with their obligations under Section 6.07;

                  (f) Certified Copies. At the Closing, the Company will deliver certified copies of (i) the resolutions duly adopted by the Company Board authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby applicable to it and the Transactions (including without limitation the resolutions required by Section 9.2(d) of the Company Charter), (ii) Company Charter and Company By-Laws and (iii) the tabulation of the stockholder vote taken at the Company Stockholders Meeting;

                  (g) Director Resignations. At the Closing, the Company will deliver signed letters of resignation from each director of the Company and of each Company Subsidiary pursuant to which each such director resigns from his position as a director of the Company and of each Company Subsidiary and makes such resignation effective at or prior to the Effective Time;

                  (h) Union Bank Loan Agreement. All indebtedness and other obligations of the Company or any Company Subsidiary under the Union Bank Loan Agreement (other than those represented by an outstanding letter of credit in the aggregate amount of $1,100,000 or any replacement thereof permitted by
Section 5.01(b)(viii)) have been fully paid off and discharged and, if Buyer has provided for a substitute letter of credit prior to the Effective Time, the Company has terminated the Union Bank Loan Agreement;

                  (i) Working Capital. The Working Capital Amount is equal to or greater than $24,000,000, as evidenced by an officers' certificate of the Company delivered to Parent and Buyer; and

                  (j) Appraisal Shares. No more than 5% of the shares of Company Common Stock are Appraisal Shares.

         SECTION 7.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of Parent and Buyer contained in this Agreement (read without giving effect to any of the materiality, Buyer Material Adverse Effect or equivalent qualifications contained therein) are true and correct as of the Closing Date, as though made at and as of the Closing Date (except that those representations and warranties that address matters only as of a particular date remain true and correct as of such date), except for any untruths or inaccuracies as would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect, and the Company has received a certificate of the Chief Executive Officer or Chief Financial Officer of Parent and Buyer to that effect;

                  (b) Agreements and Covenants. Each of Parent and Buyer has performed or complied, in all material respects, with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date and the Company has received a certificate of the Chief Executive Officer or Chief Financial Officer of Parent and Buyer to that effect;

                  (c) Certified Copies. At the Closing, (A) Buyer will deliver certified copies of (i) the resolutions duly adopted by Buyer's board of directors authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby applicable to it and the Transactions, (ii) the resolutions duly adopted by Buyer's stockholders approving this Agreement and the Transactions, and (iii) the certificate of incorporation and the by-laws of Buyer, and (B) Parent will deliver certified copies of (i) the resolutions duly adopted by Parent's board of directors authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby applicable to it and the Transactions, and
(ii) Parent's certificate of incorporation and by-laws; and

                  (d) Working Capital. The Working Capital Amount is equal to or greater than $24,000,000.

                                  ARTICLE VIII
                   TERMINATION, AMENDMENT, WAIVER AND EXPENSES

         SECTION 8.01 Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions, as follows:

                  (a) by mutual written consent duly authorized by the boards of directors of each of Buyer and the Company;

                  (b) by either Buyer or the Company, if there is any Law or Order of a Governmental Authority which is final and nonappealable preventing the consummation of the Merger; provided, however, that the provisions of this
Section 8.01(b) will not be available to any party whose failure to fulfill its obligations hereunder is the cause of, or has resulted in, such Law or Order;

                  (c) by either Buyer or the Company, if the Effective Time has not occurred on or before August 29, 2003; provided, however, that the right to terminate this Agreement under this Section 8.01(c) will not be available to any party whose failure to fulfill its obligations hereunder has caused the failure of the Merger to occur on or before such date;

                  (d) by Buyer if (X) the Company Board (i) has made a Subsequent Adverse Determination, (ii) fails to recommend to the Company Stockholders in the Proxy Statement that they approve the Merger and give the Company Stockholder Approval, or (iii) fails to reconfirm the recommendation referred to in clause (ii) above if requested in accordance with the applicable provisions of Section 6.01(a), or fails to publicly announce (in accordance with the applicable provisions of Section 6.01(a)) that the Company Board is not recommending any alternative Acquisition Proposal, or (Y) the Company has breached in any material respect its obligations under Section 6.03;

                  (e) by either Buyer or the Company if this Agreement fails to receive the Company Stockholder Approval at the Company Stockholders Meeting duly called and held in accordance with Section 6.01(b);

                  (f) by Buyer upon (i) a breach of any representation or warranty on the part of the Company set forth in this Agreement, other than the representations and warranties contained in Section 3.20(b) of this Agreement, (in each case read without giving effect to any of the materiality, Material Adverse Effect or equivalent qualifications contained therein) that would reasonably be expected to have a Material Adverse Effect, or (ii) a material breach of any covenant or agreement on the part of the Company set forth in this Agreement (but in each case where such breach or untruth is capable of being cured, only following the fifteenth day after the giving of written notice thereof to the Company if such breach or untruth has not been cured);

                  (g) by the Company upon (i) a breach of any representation or warranty on the part of Buyer set forth in this Agreement (in each case read without giving effect to any of the materiality, Buyer Material Adverse Effect or equivalent qualifications contained therein) that would reasonably be expected to have a Buyer Material Adverse Effect, or (ii) a material breach of any covenant or agreement on the part of Buyer set forth in this Agreement (but in each case where such breach or untruth is capable of being cured, only following the fifteenth day after the giving of written notice thereof to Parent and Buyer if such breach or untruth has not been cured);

                  (h) prior to the Company Stockholders Meeting, by the Company
(A) if the Company Board has authorized the Company, subject to complying with the terms of this Agreement, to enter into a definitive agreement with respect to a Superior Proposal and the Company has notified Buyer in writing that it intends to enter into such an agreement (which notification will identify the offeror and detail the proposed terms of such Superior Proposal), and (B) Buyer has not made, within five business days of receipt of the Company's written notification of its intention to enter into a definitive agreement with respect to a Superior Proposal, an offer that the Company Board determines, in good faith after consultation with its financial advisors, is at least as favorable to the Company Stockholders as the Superior Proposal; provided, however, that such termination pursuant to this clause (h) will not be effective unless and until the Company has paid to Buyer the amounts described in Section 8.03 hereof as applicable to this Section 8.01(h);

                  (i) prior to the Company Stockholders Meeting, by the Company if the Company Board has determined in good faith (after consultation with legal counsel) that not holding the Company Stockholders Meeting is required in order for the Company Board to comply with its fiduciary duties to the Company Stockholders under applicable Law; provided, however, that such termination pursuant to this clause (i) will not be effective unless and until the Company has paid to Buyer the amounts described in Section 8.03 hereof as applicable to this Section 8.01(i);

                  (j) by Buyer if the condition to closing set forth in Section 7.02(i) has not been satisfied or by the Company if the condition to closing set forth in Section 7.03(d) has not been satisfied; or

                  (k) by Buyer upon a breach of any representation or warranty on the part of the Company set forth in Section 3.20(b) of this Agreement.

         SECTION 8.02 Effect of Termination. Except as provided in Section 8.03, in the event of termination of this Agreement pursuant to Section 8.01, this Agreement will immediately become void, there will be no liability under this Agreement on the part of Parent or Buyer or the Company or any of their respective stockholders, officers, directors or representatives, and all rights and obligations of each party hereto will cease; provided, however, that nothing herein will relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         SECTION 8.03 Fees and Expenses.

                  (a) Except as set forth below, all Expenses (as defined below) incurred in connection with this Agreement and the Transactions will be paid by the party incurring such expenses. "Expenses" as used in this Agreement include all documented reasonable out of pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, financing sources, appraisers, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the due diligence review and analysis of the Company, the Merger and the other Transactions, the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of the Company Stockholder Approval, the filing of any required notices under the HSR Act or other similar regulations and all other matters related to the closing of the Merger and the other Transactions.

                  (b) The Company will reimburse Buyer for all Expenses (up to an aggregate amount of $3,000,000) incurred by or on behalf of Parent or Buyer prior to termination of this

Agreement in connection with this Agreement and the Transactions, upon the termination of this Agreement:

                  (i) by Buyer or the Company pursuant to Section 8.01(e) or
         Section 8.01(j);

                  (ii) by Buyer pursuant to Section 8.01(d) or Section 8.01(f);
         or

                  (iii) by the Company pursuant to Section 8.01(h) or Section 8.01(i).

                  (c) In addition to any amount payable in accordance with
Section 8.03(b), the Company agrees to pay to Buyer a non-refundable fee equal to $4,000,000 if:

                  (i) (A) Buyer or the Company terminates this Agreement pursuant to Section 8.01(e), and (B) the Company consummates, or enters into a definitive agreement with respect to, a Business Combination with any Person or group within 12 months of such termination;

                  (ii) Buyer terminates this Agreement pursuant to Section 8.01(d);

                  (iii) (A) Buyer terminates this Agreement pursuant to Section 8.01(f), and (B) the Company consummates, or enters into a definitive agreement with respect to, a Business Combination with any Person or group within 12 months of such termination with any Person with whom the Company had negotiations in connection with an Acquisition Proposal, to whom the Company furnished nonpublic or confidential information in connection with an Acquisition Proposal, or who submitted an Acquisition Proposal, in each case prior to such termination; or

                  (iv) The Company terminates this Agreement pursuant to Section 8.01(h) or Section 8.01(i).

                  (d) Any payment required to be paid pursuant to this Section
8.03 will be made promptly by wire transfer of same day funds but in no event later than:

                  (i) in the case of termination by Buyer, two business days following such termination pursuant to Section 8.01; provided, however, that any fee payable pursuant to Section 8.03(c)(i) or (iii) will be payable no later than two business days prior to the closing of the Business Combination referred to in clauses (i)(B) and (iii)(B) of
         Section 8.03(c); and

                  (ii) in the case of termination by the Company, prior to the date of such termination; provided, however, that any fee payable pursuant to Section 8.03(c)(i) will be payable prior to the occurrence of the first to occur of the events described in Section 8.03(c)(i)(B).

                  (e) For purposes of this Section 8.03, "Business Combination" means (i) a merger, consolidation, share exchange, business combination or similar transaction involving the Company or a recapitalization of the Company for the purpose of distributing cash to the Company Stockholders (whether through a dividend, issuer tender offer or similar transaction)

(A) that is financed, or for which financing is syndicated or arranged, by iStar Financial Inc. or any of its Affiliates, or (B) as a result of which the Company's stockholders prior to such transaction cease to own at least 65% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) with Carl Marks Strategic Investments, L.P. and its Affiliates owning substantially the proportion of such voting securities they owned prior to such transaction, (ii) a sale, lease, exchange, transfer, or other disposition of more than 50% of the assets of the Company and the Company Subsidiaries, taken as a whole, in either case, in a single transaction or a series of related transactions, or (iii) the acquisition, by a Person, group or entity (other than (I) Buyer or any Affiliate thereof, or (II) Carl Marks Strategic Investments, L.P., or any Affiliate thereof, so long as such acquisition by Carl Marks Strategic Investments, L.P., or any Affiliate thereof, is not part of a "Rule 13e-3 transaction" as defined in Rule 13e-3(a)(3) under the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding Company Common Stock, whether by tender or exchange offer or otherwise; provided, however, that a recapitalization of the Company for the purpose of distributing cash to the Company Stockholders (whether through a dividend, issuer tender offer or similar transaction), which (A) is not financed (and for which financing is not syndicated or arranged) by iStar Financial Inc. or any of its Affiliates, and
(B) does not result in any Person that is not a Company Stockholder on the date hereof owning any securities of the Company (or any successor entity thereto), shall be deemed not to be a Business Combination.

                  (f) The Company acknowledges that the agreements contained in this Section 8.03 are an integral part of the Transactions, and that, without these agreements, Parent and Buyer would not enter into this Agreement; accordingly, if the Company fails to pay the amounts due pursuant to this
Section 8.03, and, in order to obtain any such payment, Parent or Buyer commences a legal proceeding which results in a judgment against the Company for the amounts set forth in this Section 8.03, the Company will pay to Parent and Buyer their respective costs and reasonable expenses (including reasonable attorneys' fees) in connection with such proceeding, together with interest on the amounts set forth in this Section 8.03 at the prime rate of Citibank N.A. in effect on the date any such payment was required to be made.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         SECTION 9.01 Non-Survival of Representations, Warranties and Agreements. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto will terminate at the Effective Time. The covenants and agreements in this Agreement to be performed after the Effective Time will survive the Effective Time in accordance with their terms.

         SECTION 9.02 Notices. All notices, requests, claims, demands and other communications hereunder will be in writing and will be deemed given (i) when delivered after mailing by certified mail (postage prepaid, return receipt requested), (ii) when delivered by hand, (iii) upon confirmation of receipt by facsimile or (iv) one business day after sending by overnight delivery service to the respective parties at the following addresses (or at such other address for a party as is specified in a notice given in accordance with this Section 9.02):

         if to Parent or Buyer:

                  KTTI Holding Company, Inc.
                  KTTI Acquisition Company, Inc.
                  c/o Kohlberg & Company
                  258 High Street, Suite 100
                  Palo Alto, CA  94301
                  Facsimile No.: (650) 463-1481
                  Attention: John S. Eastburn Jr.

         with a copy to:

                  Ropes & Gray
                  One International Place
                  Boston, MA 02110
                  Facsimile No.:  (617) 951-7050
                  Attention:  Daniel S. Evans, Esq.

         if to the Company:

                  Thousand Trails, Inc.
                  3801 Parkwood Boulevard, Suite 100 (for overnight delivery) P.O. Box 2529 (for certified mail)
                  Frisco, TX  75034
                  Facsimile No.: (214) 618-7285
                  Attention: William J. Shaw

         with a copy to:

                  Gibson, Dunn & Crutcher LLP
                  2100 McKinney Avenue, Suite 1100
                  Dallas, TX  75201
                  Facsimile No.:  (214) 698-3400
                  Attention:  Irwin F. Sentilles III, Esq.

         SECTION 9.03 Certain Definitions. For purposes of this Agreement, the term:

                  (a) "Affiliate" of a specified Person means a Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified Person.

                  (b) "Asset Sale Proceeds" means the net cash proceeds after payment of the direct expenses of sale, the payment or accrual of Taxes incurred as a result of such sale and, if accrued, included in the Company's "accounts payable" or "other accrued liabilities" referred to in Section 9.03(z)(c)(iv) below, and the reservation for retained liabilities reserved in accordance with U.S. GAAP and consistent with the Company's past practices and included in the Company's "accounts payable" or "other accrued liabilities" referred to in
Section 9.03(z)(c)(iv)
below, in each case from (i) the sale or disposition (including by way of merger) of any real property owned by the Company or any Company Subsidiary, and
(ii) any insurance payments or condemnation awards on account of the destruction or loss of such property, in each case received by the Company or any Company Subsidiary since January 1, 2003.

                  (c) "business day" means any day on which both the principal offices of the SEC in Washington, D.C. are open to accept filings, and, in the case of determining a date when any payment is due, any day (other than a Saturday or a Sunday) on which banks are not required or authorized to close in The City of New York.

                  (d) "Company Subsidiary" means any subsidiary of the Company.

                  (e) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

                  (f) "Employee Benefit Plan" means any current or terminated
(a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (d) Employee Welfare Benefit Plan, material fringe benefit plan or program, or (e) profit sharing, stock option, stock purchase, equity, stock appreciation, bonus, incentive deferred compensation, severance plan or other benefit plan, which covers any current or former employees, officers, directors, independent contractors (or their dependents or beneficiaries) of the Company or any Company Subsidiary or for which the Company or any Company Subsidiary may have any Liability.

                  (g) "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

                  (h) "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(l).

                  (i) "Environmental Laws" means any federal, state, local or foreign Laws relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution or protection of the environment.

                  (j) "Fiduciary" has the meaning set forth in ERISA Section 3(21).

                  (k) "Hazardous Substances" means (i) those substances defined as such in or regulated under the following federal statutes and their state counterparts and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal

Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof;
(iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; (v) any other contaminant; and (vi) any substance, material or waste regulated by any federal, state, local or foreign Governmental Entity pursuant to any Environmental Law.

                  (l) "Intellectual Property" means the entire right, title and interest in and to all proprietary rights of every kind and nature, including without limitation all rights and interests pertaining to or deriving from:

                           (i) patents, copyrights, technology, know-how,
                  processes, trade secrets, inventions, domain names, works (whether published or unpublished and whether registered or not), proprietary data, customer data, databases, pricing and cost information, business, sales and marketing methods and plans, formulae, research and development data and computer software programs;

                           (ii) all Trademarks;

                           (iii) all registrations, applications, recordings,
                  licenses, common-law rights and Contracts relating thereto;
                  and

                           (iv) all Actions and rights to sue at law or in
                  equity for any past, present or future infringement or other impairment of any of the foregoing.

                  (m) "knowledge" means, with respect to the Company, the actual knowledge, after reasonable inquiry of employees of the Company or any Company Subsidiary reasonably expected to have the relevant knowledge, of each executive officer (determined in accordance with Rule 16a-1(f) under the Exchange Act) of the Company, and with respect to Parent or Buyer, the actual knowledge, after reasonable inquiry, of any executive officer (determined in accordance with Rule 16a-1(f) under the Exchange Act) of Parent or Buyer, as the case may be.

                  (n) "Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due).

                  (o) "Material Adverse Effect" means any one or more circumstances, events, occurrences, changes or effects that, individually or in the aggregate materially and adversely affects the business, operations, condition (financial or otherwise), assets (tangible or intangible), results of operations or prospects of the Company and the Company Subsidiaries taken as a whole, other than circumstances, events, occurrences, changes or effects affecting the campground industry generally (unless the Company is disproportionately affected by such circumstances, events, occurrences, changes or effects).

                  (p) "Membership Contract" means any membership or similar agreement entered into between the Company or any Company Subsidiary and any Person entitling such Person to use, or providing an ownership interest in, any of the Company's or any Company Subsidiary's campgrounds or other facilities.

                  (q) "Multiemployer Plan" has the meaning set forth in ERISA
Section 3(37).

                  (r) "PBGC" means the Pension Benefit Guaranty Corporation.

                  (s) "person" or "Person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

                  (t) "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

                  (u) "subsidiary" or "subsidiaries" of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  (v) "Tax" or "Taxes" means all taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local, or foreign authority, whether disputed or not, including without limitation (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security (or similar), workers' compensation, unemployment compensation, disability, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, environmental (including taxes under Code section 59A), customs duties, registration, alternative and add-on minimum, estimated, transfer and gains taxes, or other tax of any kind whatsoever, and (ii) in all cases, including interest, penalties, additional taxes and additions to tax imposed with respect thereto.

                  (w) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule, attachment or amendment thereto.

                  (x) "Trademarks" means all trademarks, service marks, trade names, trade dress, and logos, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith.

                  (y) "Working Capital Adjustment Amount" equals (i) if the Working Capital Amount is less than $26,000,000 (A) $26,000,000 minus the Working Capital Amount, divided by (B) the aggregate number of shares of Company Common Stock outstanding on the measurement date for the determination of the Working Capital Amount plus the aggregate number of shares of Company Common Stock subject to Company Stock Options as of such measurement date, or (ii) zero, if the Working Capital Amount is equal to or greater than $26,000,000.

                  (z) "Working Capital Amount" means (a) the "cash and equivalents," plus (b)(i) "gross contracts receivable," (ii) "other current assets," and (iii) Company Transaction

Expenses paid prior to the date of determination of the Working Capital Amount, minus (c)(i) the aggregate cash proceeds received by the Company since January 1, 2003 upon the exercise, conversion or exchange of any options or other derivative securities convertible or exchangeable into, or exercisable for, shares of Company Common Stock, (ii) Asset Sale Proceeds, (iii) the aggregate outstanding indebtedness for money borrowed ((A) including capitalized leases other than the one capitalized lease that is in place on the date hereof and represents outstanding indebtedness of approximately $38,000, but (B) excluding undrawn letters of credit and a promissory note with an unpaid balance of approximately $130,000 associated with the purchase of shares of capital stock of Leisure Time Resorts of America, Inc.), and (iv) "accounts payable" and "other accrued liabilities" (other than any Company Transaction Expenses included therein and not paid prior to the date of determination of the Working Capital Amount), in each case as of the last day of the last completed month prior to the Closing Date and all as determined for the Company on a consolidated basis in accordance with the internal format and accounting policies and practices used by the Company, consistent with past practice, as reflected, in the case of clauses (a), (b)(i), (b)(ii), and (c)(iv) above, in the Company's Forecast by Month for Fiscal 2003 prepared by the Company's management for distribution to the Company Board and previously furnished to Buyer.

         SECTION 9.04 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that after this Agreement is adopted by the Company Stockholders, no such amendment will be made that reduces the amount or changes the type of consideration into which each share of Company Common Stock will be converted upon consummation of the Merger or that otherwise by applicable Law requires the approval of the Company Stockholders without the further approval of the Company Stockholders. This Agreement may not be amended, except by an instrument in writing signed by the parties hereto.

         SECTION 9.05 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, or
(c) waive compliance with any agreement or condition contained herein. Any such extension or waiver will be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to this Agreement to assert any of its rights under this Agreement will not constitute a waiver of such rights.

         SECTION 9.06 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect as long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

         SECTION 9.07 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, provided, however, that each of Parent and Buyer will be entitled to assign this Agreement and any rights, interests or obligations hereunder to any of its Affiliates or, at or after the Effective Time, iStar Financial Inc. without the consent of the Company; provided further, however, that no such assignment shall relieve Parent or Buyer of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns. Except as provided in
Section 6.04, notwithstanding anything else contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         SECTION 9.08 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties will be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or in equity.

         SECTION 9.09 Governing Law; Forum. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law principles that would apply any other Law. Each of the parties submits to the jurisdiction of any state or federal court sitting in the state of Delaware, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the parties waives any defense of inconvenient forum or any other objection to the laying of venue or to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

         SECTION 9.10 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered will be deemed to be an original but all of which taken together will constitute one and the same agreement.

         SECTION 9.12 Entire Agreement. This Agreement (including the exhibits hereto and the disclosure schedule called for hereunder and furnished by the Company to Parent and Buyer prior to the execution of this Agreement (the "Company Disclosure Schedule")) and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties hereto with respect thereto. No addition to or modification of any provision of this

Agreement will be binding upon any party hereto unless made in writing and signed by all parties hereto.

         SECTION 9.13 Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, Parent, Buyer and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                           KTTI HOLDING COMPANY, INC.



                                           By:   /s/ John S. Eastburn
                                                 --------------------
                                           Name:     John S. Eastburn, Jr.
                                           Title:



                                           KTTI ACQUISITION COMPANY, INC.



                                           By:   /s/ John S. Eastburn
                                                 ---------------------
                                           Name:     John S. Eastburn, Jr.
                                           Title:



                                           THOUSAND TRAILS, INC.



                                           By:  /s/ William J. Shaw
                                                -------------------
                                           Name:    William J. Shaw
                                           Title:   President